                                                                EXHIBIT 4(e)(15)

================================================================================

                                LEASE AGREEMENT
                                 (AA 1992 AF-2)

                            Dated as of July 1, 1992

                                    between

                           WILMINGTON TRUST COMPANY,

                                      not in its individual
                                      capacity except as expressly
                                      stated herein, but solely
                                      as Owner Trustee, Lessor

                                      and

                            AMERICAN AIRLINES, INC.,

                                      Lessee

                         One Boeing 767-323ER Aircraft

                                     N7375A
================================================================================

          CERTAIN OF THE RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE AGREEMENT OF WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT (AA 1992 AF-2), DATED AS OF THE DATE HEREOF, BETWEEN WILMINGTON TRUST COMPANY AND THE OWNER PARTICIPANT NAMED THEREIN, HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, UNDER THE TRUST INDENTURE AND SECURITY AGREEMENT (AA 1992 AF-2), DATED AS OF THE DATE HEREOF, FOR THE BENEFIT OF THE HOLDERS OF THE CERTIFICATES REFERRED TO IN SUCH TRUST INDENTURE AND SECURITY AGREEMENT. THIS LEASE AGREEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL. THE COUNTERPART TO BE DEEMED THE ORIGINAL SHALL BE THE COUNTERPART THAT CONTAINS THE RECEIPT THEREFOR EXECUTED BY NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, ON THE SIGNATURE PAGES THEREOF AND NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OF ANY COUNTERPART OTHER THAN SAID ORIGINAL COUNTERPART. SEE SECTION 22 FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

                     THIS IS NOT THE ORIGINAL COUNTERPART.

                      TABLE OF CONTENTS TO LEASE AGREEMENT

                                                                                                   Page
                                                                                                   ----
Section 1.       Definitions    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
Section 2.       Acceptance and Leasing of Aircraft   . . . . . . . . . . . . . . . . . . . . .     19
Section 3.       Term and Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
                     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
                     Basic Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
                     Supplemental Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
                     Payment to Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
                     Adjustments to Basic Rent,
                        Stipulated Loss Value and
                        Termination Value   . . . . . . . . . . . . . . . . . . . . . . . . . .     23
                     Prepayments of Certain
                        Rent Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
Section 4.       Lessor's Representations, Warranties
                   and Covenants; Quiet Enjoyment   . . . . . . . . . . . . . . . . . . . . . .     25
                     Lessor's Representations,
                        Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . .     25
                     Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
Section 5.       Return of Aircraft   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
                     Return of Airframe
                        and Engines   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
                     Return of Engines  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
                     Fuel; Manuals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
                     Storage upon Return  . . . . . . . . . . . . . . . . . . . . . . . . . . .     29
                     Delayed Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
                     Overhaul   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
Section 6.       Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31
Section 7.       Registration, Maintenance and
                   Operation; Possession; Insignia  . . . . . . . . . . . . . . . . . . . . . .     32
                     Registration, Maintenance
                        and Operation   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     32
                     Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     34
                     Insignia . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
Section 8.       Replacement and Pooling of Parts;
                   Alterations, Modifications
                   and Additions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
                     Replacement of Parts . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
                     Pooling of Parts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
                     Alterations, Modifications
                       and Additions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     43
Section 9.       Voluntary Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
                     Right of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
                     Sale of Aircraft . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
                     Certain Obligations upon Sale of
                     Aircraft   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48

                                                                                                   Page
                                                                                                   ----

                   Retention of Aircraft by Lessor  . . . . . . . . . . . . . . . . . . . . . .     48
                   Purchase of Aircraft by Lessee . . . . . . . . . . . . . . . . . . . . . . .     50
                   Termination of Lease, Etc.   . . . . . . . . . . . . . . . . . . . . . . . .     51
                   Termination as to Engines  . . . . . . . . . . . . . . . . . . . . . . . . .     52
Section 10.      Loss, Destruction, Requisition, Etc.   . . . . . . . . . . . . . . . . . . . .     52
                   Event of Loss with Respect
                     to the Airframe  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
                   Event of Loss with Respect
                     to an Engine   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
                   Application of Payments from
                     Governmental Authorities for
                     Requisition of Title or Use  . . . . . . . . . . . . . . . . . . . . . . .     59
                   Requisition for Use by the
                     Government of the Airframe
                       and the Engines Installed
                       Thereon  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
                   Requisition for Use by the
                     Government of an Engine  . . . . . . . . . . . . . . . . . . . . . . . . .     62
                   Application of Payments
                     During Existence of Event
                       of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
Section 11.      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
                   Airline Liability Insurance  . . . . . . . . . . . . . . . . . . . . . . . .     63
                   Insurance Against Loss or
                     Damage to Aircraft . . . . . . . . . . . . . . . . . . . . . . . . . . . .     67
                   Reports, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     72
                   Insurance for Own Account  . . . . . . . . . . . . . . . . . . . . . . . . .     73
Section 12.      Inspection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     73
Section 13.      Assignment, Citizenship, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .     75
Section 14.      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     75
Section 15.      Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     78
Section 16.      Single Transaction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     84
Section 17.      Further Assurances;
                   Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .     84
Section 18.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     86
Section 19.      No Setoff, Counterclaim, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .     86
Section 20.      Renewal Options; Purchase Options  . . . . . . . . . . . . . . . . . . . . . .     87
                      Renewal Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     87
                         Special Purchase Option  . . . . . . . . . . . . . . . . . . . . . . .     88
                         Purchase Option  . . . . . . . . . . . . . . . . . . . . . . . . . . .     90
Section 21.      Successor Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .     90
Section 22.      Security for Lessor's Obligation
                   to Loan Participants   . . . . . . . . . . . . . . . . . . . . . . . . . . .     91
Section 23.      Lessor's Right to Perform for Lessee   . . . . . . . . . . . . . . . . . . . .     92
Section 24.      Maintenance of Certain Engines   . . . . . . . . . . . . . . . . . . . . . . .     92

                                                                                                   Page
                                                                                                   ----
Section 25.      Investment of Security Funds;
                   Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     92
Section 26.      Concerning the Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     93
Section 27.      Sublessee's Performance and Rights   . . . . . . . . . . . . . . . . . . . . .     93
Section 28.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     93


Exhibit A  -  Form of Lease Supplement
Exhibit B  -  List of Permitted Countries

                                LEASE AGREEMENT
                                 (AA 1992 AF-2)


                 This LEASE AGREEMENT (AA 1992 AF-2), dated as of July 1, 1992, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly stated herein, but solely as Owner Trustee under the Trust Agreement (as defined in Section 1) and its permitted successors and assigns ("Lessor"), and AMERICAN AIRLINES, INC., a Delaware corporation with its principal place of business at Dallas/Fort Worth International Airport, Texas 75261-9616 and its permitted successors and assigns ("Lessee"),


                              W I T N E S S E T H:

                 Section 1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

                 "Accrued Arrears Basic Rent" means, for any period of days within a Lease Period, the amount determined by multiplying the portion, if any, of the Basic Rent installment for such Lease Period designated in Exhibit A-1 to the Rent Schedule as being payable in arrears by a fraction, the numerator of which shall be the actual number of days in such period and the denominator of which shall be the actual number of days in such Lease Period.

                 "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Aircraft" means the Airframe delivered and leased hereunder, together with the two Engines described in the Lease Supplement relating to the Airframe (or any Replacement Engine substituted for any Engine hereunder), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft. The term "Aircraft" shall include any Replacement Aircraft.

                 "Airframe" means (i) the Boeing 767-323ER aircraft (except Engines or engines from time to time installed thereon) bearing U.S. Registration Number N7375A and Manufacturer's Serial Number 25202, and leased hereunder by Lessor to Lessee under a Lease Supplement; and (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft, or so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 after removal from such aircraft. The term "Airframe" shall include any Replacement Airframe substituted pursuant to
Section 10(a). Except as otherwise set forth herein, at such time as a Replacement Airframe shall be so substituted and the Airframe for which the substitution is made shall be released from the lien of the Trust Indenture, such replaced Airframe shall cease to be an Airframe hereunder.

                 "Assumed Debt Rate" means a rate of interest of 9.25% per annum, payable January 9, 1993, and semiannually thereafter, computed on the basis of a 360-day year of twelve 30-day months.

                 "Base Lease Commencement Date" means January 9, 1993.

                 "Base Lease Expiration Date" means July 9, 2017.

                 "Base Rate" means a fluctuating rate equal to the rate per annum announced publicly by The Chase Manhattan Bank, National Association, from time to time as its base rate.

                 "Basic Rent" for the Aircraft means the rent payable for the Aircraft pursuant to Section 3(b), as the same may be adjusted pursuant to
Section 3(e), or, during any Renewal Term, the rent payable for the Aircraft pursuant to Section 20(a).

                 "Bills of Sale" has the meaning set forth in the Participation Agreement.

                 "Break Amount" has the meaning set forth in the Trust
Indenture.

                 "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Fort Worth, Texas, the city and state in which the principal corporate trust office of the Owner Trustee is located, or, so long as any Certificate is outstanding, the city and state in which the principal corporate trust office of the Indenture Trustee is located; provided, however, that for all purposes in respect of determining the LIBOR Rate (as defined in the Indenture), "Business Day" shall also exclude days on which normal dealings in dollar deposits in the London interbank market are not carried on.

                 "Casualty Loss Determination Date" for the Aircraft means each of the dates specified in Exhibit B to the Rent Schedule which is the same as or immediately precedes a Loss Payment Date on which Stipulated Loss Value is payable with respect to the Aircraft.

                 "Certificate" has the meaning set forth in the Trust Indenture.

                 "Change in Tax Law" means a change, amendment, modification, addition or deletion in or to the Code, any regulation thereunder (whether proposed, temporary or final) or any Internal Revenue Service Revenue Rulings or Revenue Procedures.

                 "Claims" means any and all liabilities, obligations, losses, damages, penalties, claims, actions or suits of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort), including all costs, disbursements and expenses (including reasonable legal fees and expenses).

                 "Code" means the Internal Revenue Code of 1986, as amended and in effect on the Delivery Date.

                 "Debt Rate" has the meaning set forth in Section 2.01 of the Trust Indenture.

                 "Delivery Date" means the date of the Lease Supplement covering the Aircraft, which date shall be the date the Aircraft is accepted by Lessor and leased to and accepted by Lessee hereunder.

                 "Engine" means (i) each of the two General Electric CF6-80C2B6 engines listed by manufacturer's serial numbers in the Lease Supplement relating to the Airframe whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft and (ii) any Replacement Engine which may from time to time be substituted pursuant to
Section 5(b), 9(g), 10(a) or 10(b) for an Engine leased hereunder; together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 8 after removal from such Engine. Except as otherwise set forth herein, at such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the lien of the Trust Indenture, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

                 "Event of Default" has the meaning specified in Section 14.

                 "Event of Loss" with respect to any property means any of the following events with respect to such property: (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss; (iii) the condemnation, confiscation or seizure of, or requisition of title to, or use of, such property (other than (x) a requisition for use by the government of the United States of America (or any instrumentality or agency thereof whose obligations bear the full faith and credit of such government) that shall not have extended more than one year beyond the end of the Term, unless Lessee shall have declared an Event of Loss pursuant to Section 10(d), (y) a requisition for use by any other Government that shall not have extended beyond the end of the Term or (z) a requisition for use by the government (other than a Government) of the country of registry of the Aircraft or any instrumentality or agency thereof which shall not have resulted in a loss of possession of the Aircraft for a period in excess of six consecutive months and shall not have extended beyond the end of the Term); (iv) as a result of any rule, regulation, order or other action by the Federal Aviation Administration, the Department of Transportation or other governmental body of the United States of America or other country of registry having jurisdiction, the use of such property in the normal course of air transportation of persons shall have been prohibited for a period of six consecutive months, unless Lessee, prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee or, in any event, if such use shall have been prohibited for a period of twelve consecutive months; or (v) the operation or location of the Aircraft, while under requisition for use, by the Government in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 11, unless the requisition for use shall have been made by a Government and Lessee shall have obtained indemnity in lieu thereof from a Government pursuant to Section 11; provided that, in the case of an event described in clause (i), (iii) or (v), if such property shall be returned to Lessee in usable condition prior to the Loss Payment Date, and, for so long as any Certificates remain outstanding, prior to the date on which notice of payment of the Certificates is given pursuant to Section 2.14 of the Trust Indenture, then such event shall, at the option of Lessee, not constitute (or be deemed to be within the definition of) an Event of Loss. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

                 "Excepted Property" has the meaning set forth in the Trust Indenture.

                 "Excess Payment Amount" has the meaning set forth in Section 16(a) of the Participation Agreement.

                 "Excess Payment Differential Amount" has the meaning set forth in Section 16(a) of the Participation Agreement.

                 "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended.

                 "Government" means the government of any of the United States of America, Canada, France, the Federal Republic of Germany, Japan, The Netherlands, Sweden, Switzerland and the United Kingdom and any instrumentality or agency of any thereof, except that for purposes of the definition of "Event of Loss", the final sentence of Section 7(a), and Section 11, those instrumentalities and agencies included within the definition of "Government" shall be instrumentalities and agencies whose obligations bear the full faith and credit of the applicable government listed above.

                 "Indenture Default" has the meaning set forth in the Trust Indenture.

                 "Indenture Estate" has the meaning set forth in the Trust Indenture.

                 "Indenture Event of Default" has the meaning set forth in the Trust Indenture.

                 "Indenture Trustee" means NationsBank of Georgia, National Association, and each other Person which may from time to time be acting as indenture trustee under the Trust Indenture.

                 "Independent Appraisal" means an appraisal mutually agreed to by two nationally recognized independent aircraft appraisers, one of which appraisers shall be chosen by Lessor and one by Lessee, or, if such appraisers cannot agree on such appraisal, an appraisal arrived at by a third independent aircraft appraiser chosen by the mutual consent of such two appraisers, provided that, if either party shall fail to appoint an appraiser within 15 days after a written request to do so by the other party, or if such two appraisers cannot agree on such appraisal and fail to appoint a third appraiser within 20 days after the date of the appointment of the second of such appraisers, then either party may apply to the American Arbitration Association to make such appointment. In the event such third independent appraiser shall be chosen to provide such appraisal, unless the parties agree otherwise, such appraisal shall be required to be made within 20 days of such appointment. An "Independent Appraisal" of the fair market rental value or fair market sales value of the Aircraft shall mean an appraisal which assumes that the sale or lease transaction would be an arm's-length transaction between an informed and willing lessee or buyer, as the case may be, under no compulsion to lease or buy, as the case may be, and an informed and willing lessor or seller, as the case may be, under no compulsion to lease or sell, as the case may be, and assumes that the Aircraft is unencumbered by this Lease or any renewal or purchase option hereunder and is in the condition required hereby; provided that an Independent Appraisal undertaken pursuant to
Section 15 shall value the Aircraft on an "as-is, where-is" basis. The fees and expenses of appraisers for an Independent Appraisal, whenever undertaken pursuant to this Lease, shall be borne equally by Lessor and Lessee and each shall separately bear any fees, costs and expenses of its respective attorneys and experts (other than the appraisers referred to above) incurred in connection with such Independent Appraisal, except that the costs of an Independent Appraisal undertaken pursuant to Section 15 shall be for the account of Lessee.

                 "Interests" has the meaning set forth in Section 11(a).

                 "Interim Period" means the period from the Delivery Date to and including the day prior to the Base Lease Commencement Date.

                 "Lease Agreement", "this Lease Agreement", "this Lease", "this Agreement", "herein", "hereunder", "hereby" or other like words mean this Lease Agreement (together with the Rent Schedule, except in the case of any reference to this Lease Agreement as filed with the Federal Aviation Administration) as originally executed or as modified, amended or supplemented pursuant to the applicable provisions hereof and in accordance with the Trust Indenture, including, without limitation, supplementation hereof by one or more Lease Supplements entered into pursuant to the applicable provisions hereof.

                 "Lease Period" for the Aircraft means (i) the Interim Period and (ii) each of forty-nine consecutive semi-annual periods throughout the Term, the first such semi-annual period commencing on and including the Base Lease Commencement Date and each of the remaining periods commencing on and including the next subsequent Lease Period Date (other than the last such date).





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                                      AF-2

                 "Lease Period Date" means the Base Lease Commencement Date and each succeeding January 9 and July 9, to and including July 9, 2017.

                 "Lease Supplement" means the Lease Supplement, substantially in the form of Exhibit A hereto, to be entered into between Lessor and Lessee for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease, and any other Lease Supplement entered into subsequent to the Delivery Date.

                 "Lessor's Cost" for the Aircraft has the meaning set forth in the Rent Schedule.

                 "Lessor's Lien" means any Lien or disposition of title affecting or in respect of the Aircraft, the Airframe, any Engine or any interest therein or in this Lease arising as a result of (i) claims against or affecting Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant not related to the transactions contemplated by this Lease or the Participation Agreement, or (ii) any act or omission of Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant not related to the transactions contemplated by this Lease or the Participation Agreement or not permitted under this Lease or the Participation Agreement, or (iii) Taxes or Claims imposed against Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant which are not indemnified against by Lessee pursuant to the Participation Agreement or the Tax Indemnity Agreement, or (iv) claims against or affecting Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant arising out of the transfer by Lessor (in its individual capacity or as Owner Trustee) or the Owner Participant of any of their respective interests in the Aircraft (including, without limitation, by means of granting a security interest therein other than the lien of the Trust Indenture), other than a transfer of its interest in the Aircraft pursuant to
Section 9, 10, 15 or 20 hereof.

                 "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease, exercise of rights, security interest or claim.

                 "Loan Certificate" or "Certificate" has the meaning set forth in the Trust Indenture.

                 "Loan Participant" means the Original Loan Participant, so long as it is the holder of a Loan Certificate, and any Permitted Transferee, so long as it is the holder of a Loan Certificate.

                 "Loan Participant Liens" means Liens affecting or in respect of the Aircraft, the Airframe, any Engine or any interest therein or in this Lease or the Trust Estate or the Indenture Estate or any interest therein as a result of (i) claims against any Loan Participant not related to the transactions contemplated by the Operative Documents and (ii) acts or omissions of any Loan Participant not related to the transactions contemplated by the Operative Documents or not permitted under this Lease, the Participation Agreement or the Trust Indenture.

                 "Loss Payment Date" has the meaning set forth in Section 10(a).

                 "Manufacturer" means The Boeing Company, a Delaware corporation, and its successors and assigns.

                 "Manufacturer's Subsidiary" means Boeing Sales Corporation, a Guam corporation and a wholly-owned subsidiary of the Manufacturer, and its successors and assigns.

                 "Mortgage Convention" means the Convention on the International Recognition of Rights in Aircraft as in effect on the date hereof or as hereafter amended, modified or supplemented.

                 "Operative Documents" means this Agreement, each Lease Supplement, the Participation Agreement, the Trust Indenture, the Certificates, each Trust Agreement and Indenture Supplement, the Trust Agreement, the Bills of Sale, the Purchase Agreement Assignment and the Tax Indemnity Agreement.

                 "Original Loan Participant" means ABN AMRO Bank N.V., Houston Agency.

                 "Overdue Rate" means (a) with respect to the portion of any payment of Rent that would be required to be distributed to the Loan Participants or the Indenture Trustee pursuant to the terms of the Trust Indenture, the Past Due Rate as defined in the Trust Indenture and (b) with respect to the portion of any payment of Rent that would be required to be distributed to Lessor pursuant to the terms of the Trust Indenture or would be payable directly to Lessor, the Owner Participant or the Owner Trustee in its individual capacity, the lesser of 2% over the Base Rate and the maximum interest rate from time to time permitted by law.

                 "Owner Participant" means AT&T Credit Corporation, a Delaware corporation, and any other Person or Persons to which the Owner Participant transfers its right, title and interest in and to the Trust Agreement, the Trust Estate and the Participation Agreement, in accordance with Article VIII of the Trust Agreement and Section 16(c) of the Participation Agreement, and their respective permitted successors and assigns.

                 "Owner Participant's Net Economic Return" has the meaning set forth in Section 15(a) of the Participation Agreement.

                 "Owner Participant's Revised Net Economic Return" has the meaning set forth in Section 15(a) of the Participation Agreement.

                 "Owner Trustee" means Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement, and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the Trust Agreement and this Agreement.

                 "Participant" means each of the Owner Participant and any Loan Participant.

                 "Participation Agreement" means the Participation Agreement (AA 1992 AF-2), dated as of the date hereof, between Lessee, the Original Loan Participant, the Indenture Trustee, the Owner Participant and Lessor (in its individual capacity only as expressly provided therein and otherwise as Owner Trustee), as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof.

                 "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (i) complete Engines or engines, (ii) any items leased by Lessee from a third party (other than items leased hereunder by Lessee from Lessor) and (iii) cargo containers that were not made solely for use on the Aircraft), which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or which have been removed therefrom but as to which title remains vested in Lessor in accordance with Section 8 hereof.

                 "Permitted Air Carrier" has the meaning set forth in Section 7(b)(i).

                 "Permitted Investment" means each of (i) direct obligations of the United States of America, and agencies thereof; (ii) obligations fully guaranteed by the United States of America; (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $300,000,000 (including Lessor in its individual capacity or the Indenture Trustee in its individual capacity if such conditions are met); (iv) commercial paper of any holding company of a bank, trust company or national banking association described in clause (iii); (v) bearer note deposits with, or certificates of deposit issued by, or promissory notes of, any subsidiary incorporated under the laws of Canada (or any province thereof) of any bank, trust company or national banking association described in clause (iii), (viii) or (ix); (vi) commercial paper of companies having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to the highest rating assigned by such organization; (vii) U.S. dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (a) any bank, trust company or national banking association described in clause (iii), or (b) any other bank described in clause (viii) or (ix), having the highest rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Corporation (or if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States of America); (viii) U.S.-issued Yankee certificates of deposit issued by, or bankers' acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $300,000,000 and headquartered in Canada, Japan, the

United Kingdom, France, the Federal Republic of Germany, Switzerland or The Netherlands, having the highest rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Corporation (or if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States of America); (ix) U.S. dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $300,000,000, having the highest rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Corporation (or if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States of America); (x) Canadian Treasury Bills fully hedged to U.S. dollars; (xi) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $150,000,000 (including Lessor in its individual capacity or the Indenture Trustee in its individual capacity if such conditions are met) collateralized by transfer of possession of any of the obligations described in clauses (i) through (x) above; (xii) bonds, notes or other obligations of any state of the United States of America, or any political subdivision of any such state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, provided further that, at the time of their purchase, such obligations are rated in either of the two highest rating categories by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such obligations at any time, by any nationally recognized rating organization in the United States of America); provided that, at the time of their purchase, no such obligations shall have a term to maturity in excess of two years; or
(xiii) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated in either of the two highest rating categories by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States of America); provided that, at the time of their purchase, no such obligations or instruments shall have a term to maturity in excess of two years.

                 "Permitted Liens" means Liens referred to in clauses (i) through (vii) of Section 6.

                 "Permitted Transferee" has the meaning set forth in the Participation Agreement.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Prepaid Rent" has the meaning set forth in Section 3(f).

                 "Purchase Agreement" means the Purchase Agreement, dated as of June 23, 1989, between the Manufacturer and Lessee (as heretofore amended, modified and supplemented), providing, among other things, for the manufacture and sale by the Manufacturer to Lessee (or to financing entities designated by Lessee) of certain Boeing Model 767 aircraft, as such Purchase Agreement may hereafter be amended, modified or supplemented.

                 "Purchase Agreement Assignment" means the Purchase Agreement Assignment (AA 1992 AF-2), dated as of the date hereof, between Lessee and Lessor, pursuant to which Lessee assigns to Lessor certain of Lessee's rights and interests under the Purchase Agreement with respect to the Aircraft, which Purchase Agreement Assignment has annexed thereto, and which defined term shall be deemed to include, a Consent and Agreement thereto executed by the Manufacturer and an Agreement of Subsidiary executed by the Manufacturer's Subsidiary, all as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof and of the other Operative Documents.

                 "Reimbursement Amount" has the meaning set forth in Section
3(f).

                 "Renewal Term" has the meaning set forth in Section 20(a).

                 "Renewal Term Rate" has the meaning set forth in the Rent Schedule.

                 "Rent" means Basic Rent and Supplemental Rent, collectively.

                 "Rent Schedule" means the Rent Schedule (AA 1992 AF-2), dated as of the date hereof, between Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee, as originally executed or as modified, amended or supplemented pursuant to the applicable provisions of the Operative Documents.

                 "Replacement Aircraft" means the Aircraft of which a Replacement Airframe is part.

                 "Replacement Airframe" means a Boeing 767-300 aircraft or a comparable or improved model of such aircraft of the Manufacturer (except Engines or engines from time to time installed thereon) which shall have been leased hereunder pursuant to Section 10(a), together with all Parts relating to such aircraft.

                 "Replacement Engine" means a General Electric CF6-80C2B6 engine (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe and compatible for use on the Airframe with the other Engine leased hereunder) which shall have been leased hereunder pursuant to Section 5(b), 9(g), 10(a) or 10(b), together with all Parts relating to such engine.

                 "Responsible Officer" means, with respect to Lessee, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (a) whose power to take the action in question has been authorized, directly or indirectly, by the Board of Directors of Lessee, (b) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (c) whose responsibilities include the administration of the transactions and agreements, including this Lease, contemplated by the Participation Agreement and the other Operative Documents.

                 "Special Purchase Option Date" has the meaning set forth in
Section 20(b).

                 "Special Purchase Price" has the meaning set forth in Section 20(b).

                 "Special Purchase Price Percentage" has the meaning set forth in the Rent Schedule.

                 "Special Termination Date" has the meaning set forth in the Rent Schedule.

                 "Special Termination Price" has the meaning set forth in
Section 9(e).

                 "Stipulated Loss Value" payable with respect to an Event of Loss for the Aircraft means (i) the amount determined by multiplying Lessor's Cost for the Aircraft by the Stipulated Loss Value Percentage set forth in Exhibit B to the Rent Schedule opposite the Casualty Loss Determination Date next preceding the Loss Payment Date (or, if the Loss Payment Date occurs on a Casualty Loss Determination Date, by the Stipulated Loss Value Percentage set forth opposite such Casualty Loss Determination Date), as such percentage may be adjusted as provided below, plus (ii) an amount equal to the interest accruing on the outstanding Certificates for the period from and including such Casualty Loss Determination Date to but excluding the Loss Payment Date for the Aircraft, plus (iii) an amount equal to the interest accruing on the Equity Portion (as defined in the next sentence) at the Base Rate for the period from and including such Casualty Loss Determination Date to but excluding such Loss Payment Date; provided that during any Renewal Term, "Stipulated Loss Value" shall be determined as provided in Section 20. For purposes of the preceding sentence, the term "Equity Portion" shall mean an amount equal to the excess, if any, of the amount calculated pursuant to clause (i) of such preceding sentence over the aggregate unpaid principal of, and the aggregate unpaid accrued interest on, the outstanding Certificates as of such Casualty Loss Determination Date. Anything contained herein or in the Participation Agreement to the contrary notwithstanding, Stipulated Loss Value for the Aircraft (both before and after any adjustment pursuant to Section 3(e) or any deduction pursuant to Section 3(f)) will, under any circumstances and in any event, be an amount which, together with any other amounts required to be paid by Lessee hereunder in connection with such Event of Loss (other than Supplemental Rent payable in respect of the Break Amount, if any, and amounts other than principal or interest owing to the holders of Certificates under the Trust Indenture in connection with such Event of Loss), will be at least sufficient to pay in full as of the date of the payment thereof the aggregate unpaid principal of the outstanding Certificates together with all unpaid interest thereon accrued to the date on which such payment is paid in accordance with the terms hereof. The Stipulated Loss Value Percentages set forth in Exhibit B to the Rent Schedule have been computed on the assumption that each Certificate will bear interest throughout the term at the Assumed Debt Rate for such Certificate. To the extent that the aggregate amount of interest payable on the Certificates from and including the Lease Period Date next preceding a Casualty Loss Determination Date to but excluding such Casualty Loss Determination Date is greater or less than the amount included in calculating the Stipulated Loss Value Percentage set forth in Exhibit B to the Rent Schedule with respect to such Casualty Loss Determination Date on account of such Assumed Debt Rate, such percentage shall be increased or decreased to compensate for such differential.

                 "Supplemental Rent" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or is obligated or agrees to pay hereunder, under the Participation Agreement, the Tax Indemnity Agreement, the Lease Supplement, the Purchase Agreement Assignment or the Bills of Sale (or under any other agreement of Lessee expressly providing that amounts, liabilities and obligations which Lessee assumes or is obligated or agrees to pay thereunder shall be Supplemental Rent) to Lessor or others, including, without limitation, payments of Stipulated Loss Value, Termination Value and amounts calculated with reference thereto and Break Amount, if any, payable in accordance with Section 3(c) hereof.

                 "Tax Indemnity Agreement" means the Tax Indemnity Agreement (AA 1992 AF-2), dated as of the date hereof, between Lessee and the Owner Participant.

                 "Taxes" has the meaning set forth in Section 7(c) of the Participation Agreement.

                 "Term" means the term for which the Aircraft is leased pursuant to Section 3(a) hereof and Section (iii) of the Lease Supplement relating to the Aircraft except that, during any Renewal Term, "Term" shall also mean such Renewal Term, as specified in Section 20(a).

                 "Termination Date" has the meaning set forth in Section 9(a).

                 "Termination Value" for the Aircraft as of any date of determination means the amount determined by multiplying Lessor's Cost for the Aircraft by the Termination Value Percentage set forth in Exhibit C to the Rent Schedule opposite the Termination Value Determination Date next preceding such date of determination (or, if such date of determination is a Termination Value Determination Date, by the Termination Value Percentage set forth opposite such Termination Value Determination Date) as such percentage may be adjusted as provided below, provided that during any Renewal Term, "Termination Value" shall be determined as provided in Section 20. "Termination Value" for the Airframe or any Engine as of any date of determination means a portion of the Termination Value for the Aircraft, computed as of such date of determination, which bears the same ratio to such Termination Value for the Aircraft as the original cost (as reasonably determined by Lessor after consultation with Lessee and the Manufacturer) to Lessor of the Airframe or such Engine bears to Lessor's Cost for the Aircraft. Anything contained herein or in the Participation Agreement to the contrary notwithstanding, Termination Value for the Aircraft (both before and after any adjustment pursuant to Section 3(e) or any deduction pursuant to Section 3(f)) will, under any circumstances and in any event, be an amount which, together with any other amounts required to be paid by Lessee hereunder in connection with such Lease termination (other than Supplemental Rent payable in respect of the Break Amount, if any, and amounts other than principal or interest owing to the holders of Certificates under the Trust Indenture in connection with such Lease termination), will be at least sufficient to pay in full as of the date of the payment thereof the aggregate unpaid principal of the outstanding Certificates together with all unpaid interest thereon accrued to the date on which such payment is paid in accordance with the terms hereof. The Termination Value Percentages set forth in Exhibit C to the Rent Schedule have been computed on the assumption that each Certificate will bear interest throughout the term at the Assumed Debt Rate for such Certificate. To the extent that the aggregate amount of interest payable on the Certificates from and including the Lease Period Date next preceding a Termination Value Determination Date to but excluding such Termination Value Determination Date is greater or less than the amount included in calculating the Termination Value Percentage set forth in Exhibit C to the Rent Schedule with respect to such Termination Value Determination Date on account of such Assumed Debt Rate, such percentage shall be increased or decreased to compensate for such differential.

                 "Termination Value Determination Date" means each of the dates specified in Exhibit C to the Rent Schedule which is the same as or immediately precedes the date with respect to which Termination Value is to be determined.

                 "Transaction Costs" has the meaning set forth in Section 18(a) of the Participation Agreement.

                 "Trust Agreement" means the Trust Agreement (AA 1992 AF-2), dated as of the date hereof, between the Owner Participant and Lessor (in its individual capacity only as expressly provided therein and otherwise as Owner Trustee), as originally executed or as modified, amended or supplemented pursuant to the applicable provisions thereof and in accordance with the other Operative Documents, including, without limitation, supplementation thereof by one or more Trust Agreement and Indenture Supplements entered into pursuant to the applicable provisions of such Trust Agreement and of the other Operative Documents.

                 "Trust Agreement and Indenture Supplement" means a supplement to the Trust Indenture and to the Trust Agreement, substantially in the form of Exhibit A to the Trust Indenture.

                 "Trust Estate" has the meaning specified in the Trust
Agreement.

                 "Trust Indenture" or "Indenture" means the Trust Indenture and Security Agreement (AA 1992 AF-2), dated as of the date hereof, between Lessor (in its individual capacity only as expressly provided therein and otherwise as Owner Trustee) and the Indenture Trustee, as originally executed or as modified, amended or supplemented by one or more Trust Agreement and Indenture Supplements or indentures supplemental thereto entered into pursuant to the applicable provisions thereof.

                 "Trustee's Liens" has the meaning specified in Section 5.04 of the Trust Indenture.

                 "Unearned Advance Basic Rent" means, as of any date of determination, the amount determined by multiply-ing the portion, if any, of the Basic Rent installment for the Lease Period in which such date of determination occurs designated in Exhibit A-1 to the Rent Schedule as having been payable in advance by a fraction, the numerator of which shall be the actual number of days in the period from and including such date of determination to but excluding the last day of such Lease Period, and the denominator of which shall be the actual number of days in such Lease Period.

                 Section 2. Acceptance and Leasing of Aircraft. Lessor hereby agrees (subject to satisfaction or waiver of the conditions set forth in Section 4 of the Participation Agreement) to accept delivery of, and simultaneously to lease to Lessee hereunder, and Lessee hereby agrees (subject to satisfaction or waiver of the conditions set forth in Section 11 of the Participation Agreement) to lease from Lessor hereunder, the Aircraft, as evidenced by the execution by Lessor and Lessee of a Lease Supplement covering the Aircraft. Lessor shall authorize one or more employees or agents of Lessee, designated by Lessee, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft pursuant to the Participation Agreement. Lessee hereby agrees to deliver the Aircraft within the United States to Lessor, and Lessor hereby authorizes one or more employees or agents of Lessee, designated by Lessee, as the authorized representative or representatives of Lessor to ultimately deliver the Aircraft outside the United States within one year after the date of the acceptance of delivery of the Aircraft from Lessee under the Participation Agreement, as contemplated by
Section 5(d) of the Tax Indemnity Agreement. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease.

                 Section 3. Term and Rent. (a) Term. Except as otherwise provided herein, the Term for the lease of the Aircraft hereunder shall commence on the Delivery Date and end on the Base Lease Expiration Date.

                 (b) Basic Rent. Lessee hereby agrees to pay Lessor Basic Rent for the Aircraft throughout the Term in consecutive semiannual installments payable on each Lease Period Date commencing on the Base Lease Commencement Date. Each such installment of Basic Rent in respect of the Aircraft shall be in an amount determined by multiplying Lessor's Cost by the Basic Rent percentage set forth in Exhibit A to the Rent Schedule for the applicable Lease Period Date.

                 Although the Basic Rent percentages set forth in Exhibit A to the Rent Schedule have been computed on the assumption that each Certificate will bear interest at the Assumed Debt Rate for such Certificate throughout the Term, Lessor and Lessee recognize that the actual rate of interest on each Certificate may be a rate from time to time which may be greater or less than the Assumed Debt Rate for such Certificate and that the related basis upon which interest on the Certificates will be computed will be as provided in the Trust Indenture. Accordingly, each installment of Basic Rent shall be increased or decreased, as the case may be, by an amount (the "Rent Differential Amount") equal to, as of any Lease Period Date on which Basic Rent is payable, the difference between (i) the aggregate amount of interest actually due and payable on such Lease Period Date on the Certificates for the period from and including the Lease Period Date next preceding such Lease Period Date to but excluding such Lease Period Date, determined as provided in the Trust Indenture, and (ii) the aggregate amount of interest on the Certificates that would have been due and payable on such Lease Period Date if each Certificate had borne interest at the Assumed Debt Rate for such Certificate for the period from and including the Lease Period Date next preceding such Lease Period Date to but excluding such Lease Period Date. If, as of any Lease Period Date on which Basic Rent is payable, the amount determined in accordance with clause (i) of the immediately preceding sentence shall be greater than the amount determined in accordance with clause (ii) of such sentence, the amount of Basic Rent payable on such Lease Period Date shall be increased by the Rent Differential Amount. If, as of any Lease Period Date on which Basic Rent is payable, the amount determined in accordance with such clause (ii) shall be greater than the amount determined in accordance with such clause (i), the amount of Basic Rent due on such Lease Period Date shall be decreased by the Rent Differential Amount. The interest actually accruing with respect to the Certificates shall be as specified by the notification to be delivered by the Indenture Trustee to Lessor, Lessee and the Owner Participant as provided in Section 1(c) of the Participation Agreement.

                 Anything contained herein or in the Participation Agreement to the contrary notwithstanding, each installment of Basic Rent (both before and after any adjustment pursuant to Section 3(e), or any deduction pursuant to
Section 3(f)), as well as the amount of any Prepaid Rent paid pursuant to
Section 3(f), together with any payment made by the Owner Participant under
Section 16(a) of the Participation Agreement, shall be, under any circumstances and in any event, in an amount at least equal to, as of the due date of such installment, or Base Lease Commencement Date, as the case may be, the amount of principal of and interest on the Certificates required to be paid by Lessor pursuant to the Trust Indenture on the due date of such installment of Basic Rent or on the Base Lease Commencement Date, as the case may be. Further, and anything contained herein or in the Participation Agreement to the contrary notwithstanding, Termination Value and Stipulated Loss Value for the Aircraft (both before and after any adjustment pursuant to Section 3(e), or any deduction pursuant to Section 3(f)) will, under any circumstances and in any event, be an amount which, together with any other amounts (excluding Excepted Payments) then required to be paid by Lessee hereunder in connection therewith, will be at least equal to, as of the date of payment thereof, the aggregate unpaid principal of the outstanding Certificates, together with all unpaid interest thereon accrued to the date on which such amount is paid in accordance with the terms hereof.

                 Basic Rent accrues or is earned with respect to each Lease Period in accordance with Exhibit A-1 to the Rent Schedule.

                 (c) Supplemental Rent. Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise as in the case of nonpayment of Basic Rent. In addition, Lessee will pay as Supplemental Rent (i) on demand, an amount equal to interest at the applicable Overdue Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded, as the case may be, for the period until the same shall be paid, (ii) in the case of any prepayment of the Certificates pursuant to Section 2.12 or 2.14 of the Trust Indenture or purchase of the Certificates pursuant to Section 2.13 of the Trust Indenture, on the date the same is payable by Lessor under the Trust Indenture, an amount equal to the Break Amount, if any, payable with respect to the Certificates and (iii) any amounts payable by Lessor under Section 2.04 or 2.18 of the Trust Indenture; provided that notwithstanding anything to the contrary set forth in any Operative Document or any document or instrument relating thereto, Lessee shall have no responsibility or liability for any amounts payable to any Loan Participant in respect of the Break Amount, if any, payable with respect to the Certificates, as a result of (i) a prepayment of the Certificates or a purchase of the Certificates pursuant to Section 2.13 of the Trust Indenture as a result of an Indenture Default that does not also constitute an Event of Default or
(ii) an Indenture Default that does not also constitute an Event of Default. All Supplemental Rent to be paid pursuant to this Section 3(c) shall be payable in the type of funds and in the manner set forth in Section 3(d).

                 (d) Payment to Lessor. All Rent shall be paid by Lessee to Lessor at its office at Rodney Square North, Wilmington, Delaware 19890,
Attention: Corporate Trust Administration (AA 1992 AF-2), in funds consisting of lawful currency of the United States of America which shall be immediately available at such office of Lessor not later than 1:00 p.m., New York City time, on the date of payment, provided that so long as the Trust Indenture shall not have been discharged pursuant to the terms thereof, Lessor hereby directs, and each of Lessor and Lessee agrees, that all Rent (excluding Excepted Property) or other sums payable to Lessor hereunder or pursuant hereto shall be paid directly to the Indenture Trustee at the times and in funds of the type specified in this Section 3(d) at the offices of the Indenture Trustee at 600 Peachtree Street, N.E., Suite 900, Atlanta, Georgia 30308, Attention:
Corporate Trust Department (AA 1992 AF-2), or at such other location in the United States as the Indenture Trustee may otherwise direct. Whenever the date scheduled for any payment of Rent to be made hereunder shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day; provided that, so long as the Original Loan Participant holds any Certificates, interest shall accrue during such period with respect to that portion of Rent, if any, attributable to such Certificates, and Lessee shall pay as Supplemental Rent an amount equal to such accrued interest at the time that such interest is due and payable under such Certificates.

                 (e) Adjustments to Basic Rent, Stipulated Loss Value and Termination Value. In the event that (i) the Transaction Costs (as such term is defined in Section 18(a) of the Participation Agreement) are less or more than 0.5% of Lessor's Cost, or (ii) prior to the acceptance of the Aircraft on the Delivery Date: (A) there shall have occurred a Change in Tax Law and (B) after having been advised in writing by the Owner Participant of such Change in Tax Law and the proposed adjustment to the payments of Basic Rent resulting therefrom, Lessee shall have waived its right under Section 11 of the Participation Agreement to decline to proceed with the transaction, or (iii) a refunding or refinancing as contemplated by Section 17 or Section 20 of the Participation Agreement occurs, or (iv) the Delivery Date is other than July 9, 1992, or (v) if the Certificates are not refunded or refinanced on or prior to the Base Lease Commencement Date, the Excess Payment Amount (after adjustment for any Excess Payment Differential Amount) is other than $2,553,000.00 then, in each such case, all payments of Basic Rent, Excess Payment Amount and Stipulated Loss Values and Termination Values with respect to the Term will, subject always to the penultimate paragraph of Section 3(b), be adjusted (upwards or downwards, as the case may be) in accordance with the provisions of
Section 18 or Section 20, as applicable, of the Participation Agreement to preserve the Owner Participant's Net Economic Return, or the Owner Participant's Revised Net Economic Return, as the case may be, and, to the greatest extent possible, to minimize the net present value of the payments of Basic Rent. In addition, in the event of a refunding or refinancing as contemplated by Section 17 or Section 20 of the Participation Agreement, the Special Purchase Price Percentage and the Special Purchase Option Date shall be recalculated in accordance with the provisions of Section 18 or Section 20, as applicable, of the Participation Agreement.

                 (f) Prepayments of Certain Rent Payments. To the extent, if any, that there shall not have been received by the Indenture Trustee at the office of Indenture Trustee referred to in Section 3(d) hereof, by 1:00 p.m., New York City time, on the Base Lease Commencement Date from Lessor, an amount equal to the Excess Payment Amount, Lessee shall advance to Lessor on the Base Lease Commencement Date an amount equal to the Excess Payment Amount not so paid (such amount being herein called "Prepaid Rent") provided that Lessee will also pay to the Indenture Trustee, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Overdue Rate on any Excess Payment Amount not paid by the Owner Participant when due for any period for which the same shall be overdue. Any Rent prepaid pursuant to this Section 3(f) shall be offset against installments of Basic Rent in the order in which they become due, subject to the penultimate sentence of this paragraph. Lessor agrees to reimburse Lessee in the manner and subject to the conditions provided in the following sentence for (x) the Prepaid Rent so paid by Lessee determined as of the date such payment was made, plus (y) the Supplemental Rent so paid by Lessee pursuant to this Section 3(f) plus (z) accrued interest on the unreimbursed portion thereof at a rate per annum equal to the Overdue Rate plus three percent (3%) from the date such amount is paid by Lessee to but not including the date of each such reimbursement (such amounts to be reimbursed being herein called the "Reimbursement Amount"). So long as no Event of Default has occurred and is continuing, Lessee may with written notice to the Owner Participant and Indenture Trustee offset (without duplication) against each succeeding payment (other than as limited by the proviso to this sentence) due from Lessee to Lessor in respect of Basic Rent, Stipulated Loss Value, Termination Value or any other amount due hereunder to Lessor, until Lessee has been fully reimbursed for the Reimbursement Amount; provided, however, that in the case of any payment due from Lessee which is distributable under the terms of the Indenture, Lessee's right of offset shall be limited to amounts distributable to Lessor or the Owner Participant thereunder. No such offset or aggregate combined effect of separate offsets shall reduce the amount of any installments of Basic Rent to an amount insufficient, together with all other amounts payable simultaneously by Lessee, to pay in full the payments then required to be made on account of the principal of and interest on the Certificates then outstanding. Notwithstanding any provision of this Section 3(f) to the contrary, Lessee's obli-gation to advance an amount equal to the Excess Payment Amount shall terminate at such time as its obligation to pay Basic Rent terminates under this Lease.

                 Section 4. Lessor's Representations, Warranties and Covenants; Quiet Enjoyment. (a) Lessor's Representations, Warranties and Covenants. NONE OF LESSOR (IN ITS INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE), THE OWNER PARTICIPANT, ANY LOAN PARTICIPANT, OR THE INDENTURE TRUSTEE MAKES OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, AND LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, WORKMANSHIP, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, WHETHER IN STRICT OR ABSOLUTE LIABILITY OR ARISING FROM THE NEGLIGENCE OF LESSOR, INDENTURE TRUSTEE, ANY LOAN PARTICIPANT, OR THE OWNER PARTICIPANT, ACTUAL OR IMPUTED, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, except that Lessor in its individual capacity represents and warrants that on the Delivery Date Lessor shall have received whatever rights, title and interests in, to and under the Aircraft were conveyed to it by Lessee and Lessor represents, warrants and covenants in its individual capacity that the Aircraft shall be free of Lessor's Liens attributable to it in its individual capacity. Lessor also represents and warrants in its individual capacity that it is, in its individual capacity, a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act (without the use of a voting trust agreement or voting powers agreement).

                 (b) Quiet Enjoyment. Lessor covenants that, so long as no Event of Default shall have occurred and be continuing, it will not take any action contrary to Lessee's rights under this Lease, or otherwise in any way interfere with the quiet enjoyment of the use and possession of the Aircraft, the Airframe or any Engine by Lessee or any sublessee, assignee or transferee under any sublease, assignment or transfer then in effect and permitted by the terms of this Lease.

                 Section 5. Return of Aircraft. (a) Return of Airframe and Engines. Upon the termination of this Lease at the end of the Term, a Renewal Term or pursuant to Section 9 or Section 15, unless Lessee shall have exercised its option to purchase the Aircraft pursuant to Section 9(e), 20(b) or 20(c), Lessee will return the Aircraft by delivering the same, at its own expense, to any airport chosen by Lessee in the United States which is on Lessee's route system or, if Lessor has requested storage pursuant to Section 5(d), to the location determined in accordance with Section 5(d), fully equipped with two Engines (which may be Replacement Engines), or other General Electric CF6-80C2B6 engines (or engines of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe) owned by Lessee (and each such engine shall be of the same make, model and manufacture as the other Engine or engine installed on the Airframe), duly installed thereon. At the time of such return, (A) such Airframe and Engines or engines (i) shall be, if the Aircraft is then registered under the laws of the United States, duly certificated as an airworthy aircraft by the Federal Aviation Administration or, if the Aircraft is not then registered under the laws of the United States as provided in the penultimate sentence of this Section 5(a), shall be duly certificated as an airworthy aircraft by the central civil aviation authority of the jurisdiction in which the Aircraft is then registered, and, in addition, if the Aircraft is not registrable in the United States because one of the conditions specified in the proviso to such sentence apply, shall be eligible for certification as an airworthy aircraft by the Federal Aviation Administration, (ii) shall be free and clear of all Liens (other than Lessor's Liens and Permitted Liens of the type described in clause
(i) or (iii) of Section 6), (iii) shall be in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, or, in the case of any such engines owned by Lessee, shall have a value and utility at least equal to, and shall be in as good operating condition as required by the terms hereof with respect to, Engines constituting part of the Aircraft but not then installed on the Airframe and (iv) in the event that Lessee does not use a progressive overhaul program in which no out-of-service phase with respect to the Airframe exceeds 240 hours or a condition-monitored maintenance program with respect to such Engines or engines, and Lessee adopts a time-related overhaul program with respect to the Airframe or a scheduled shop visit or module change maintenance program with respect to such Engines or engines, or both, such Airframe shall have at least 1,500 hours of operation remaining to the next heavy maintenance visit and the aggregate number of hours of operation on all such Engines or engines remaining until the next scheduled shop visit or module change shall be at least 3,000 hours and (B) such Aircraft shall, except as otherwise provided herein, be clean and in a configuration suitable for commercial passenger service, and shall be in compliance with all mandatory environmental, noise, air pollution and other standards prescribed by the Federal government of the United States of America and applicable to the Aircraft and shall have all of Lessee's and any other Person's exterior markings removed or painted over with the areas thereof refinished to match adjacent areas. In the event that Lessee has adopted a time-related overhaul program with respect to the Airframe and does not meet the above conditions with respect thereto, Lessee shall pay Lessor a dollar amount computed by multiplying (i) 115% of Lessee's direct cost (during the preceding twelve months) of such heavy maintenance visit by (ii) a fraction of which (x) the numerator shall be the difference between 1,500 hours and the actual number of hours of operation remaining on the Airframe to the next heavy maintenance visit and (y) the denominator shall be the aggregate number of hours allowable between heavy maintenance visits. In the event that Lessee has adopted a scheduled shop visit or module change program with respect to such Engines or engines and Lessee does not meet the above conditions with respect to such Engines or engines, Lessee shall pay Lessor a dollar amount computed by multiplying (i) the product of (x) 115% of Lessee's direct cost (during the preceding twelve months) of such scheduled shop visit or module change and (y) the number of Engines or engines returned by (ii) a fraction of which (A) the numerator shall be the difference between 3,000 hours and the actual aggregate number of hours of operation remaining to the next scheduled shop visit or module change for the Engines or engines on the Aircraft and (B) the denominator shall be the aggregate number of hours allowable between scheduled shop visits or module changes for such Engines or engines. At the time of such return, Lessee will, unless requested by Lessor at least 90 days prior to such time of return to retain the existing registration of the Aircraft, cause the Aircraft, if it is not then so registered, to be registered under the laws of the United States with the Federal Aviation Administration in the name of Lessor or its designee; provided that Lessee shall be relieved of its obligations under this sentence if (x) such registration is prohibited by reason of the failure of Lessor, the Owner Participant or Lessor's designee to be eligible on such date to own an aircraft registered with the Federal Aviation Administration or (y) such registration is otherwise prohibited by applicable law and such prohibition does not result from an act or failure to act on the part of Lessee or any sublessee. In the event the Federal Aviation Administration shall issue any directive which would require improvements to the Aircraft in order for the airworthiness certificate of the Aircraft to be maintained in good standing, and if such directive by its terms is not applicable to the Aircraft prior to the return thereof pursuant to this
Section 5, Lessee shall nevertheless comply with such directive if, prior to such return, (x) Lessee commences compliance with such directive with respect to any other Boeing 767-300 aircraft affected by such directive and in use by Lessee and (y) subsequent to any such commencement, the Aircraft is subjected to a maintenance check of the type at which such modification is made, in accordance with Lessee's general maintenance program.

                 (b) Return of Engines. In the event that any engine not owned by Lessor shall be delivered with the Airframe as set forth in paragraph
(a) of this Section 5, Lessee, concurrently with such delivery, will, at its own expense, furnish Lessor with a warranty (as to title) bill of sale in form and substance reasonably satisfactory to Lessor (which warranty shall except Lessor's Liens and Permitted Liens of the type described in clause (i) of
Section 6), with respect to each such engine and with a written opinion of Lessee's counsel (which may be Lessee's General Counsel) to the effect that such bill of sale constitutes an effective instrument for the conveyance of title to such engine to Lessor, and thereupon Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens), all Lessor's right, title and interest in and to an Engine constituting part of the Aircraft but not installed on the Airframe at the time of the return of the Airframe.

                 (c) Fuel; Manuals. Upon the return of the Airframe pursuant to this Section 5, (i) Lessee shall have no obligation with respect to the amount of fuel or oil contained in the Airframe and all fuel or oil remaining on board the Airframe shall be the property of Lessor without charge and (ii) Lessee shall deliver or cause to be delivered to Lessor all logs, manuals and data, and inspection, modification and overhaul records required to be maintained with respect thereto under applicable rules and regulations of the Federal Aviation Administration and, if the Aircraft has been registered under the laws of a jurisdiction other than the United States, of the applicable foreign governmental authority, and the warranty bill of sale relating to the Aircraft received from the Manufacturer.

                 (d) Storage upon Return. Upon written request of Lessor received at least 30 days prior to the end of the Term, Lessee will provide Lessor with storage facilities free of charge except as provided below for the Aircraft for a period not exceeding 30 days at such location in the United States on Lessee's route system used by Lessee for the storage of surplus aircraft or engines available for sale as shall be designated by Lessee; provided that Lessor may request that the Aircraft be stored at any other location in the United States on Lessee's route system used by Lessee for such purpose, in which case Lessee may, in its sole discretion, provide such facilities for such period. Any storage facilities provided by Lessee for the Aircraft pursuant to this Section 5(d) shall, in all cases, be at the cost to Lessor of insurance and Lessee's out-of-pocket costs in connection with providing such facilities (it being understood that such out-of-pocket costs shall not be deemed to include the cost of making the storage facilities available) and at the risk of Lessor. In the event Lessor, after a storage location is determined as provided in the first sentence of this Section 5(d), shall request Lessee to deliver the Aircraft to a second location, Lessee will, at Lessor's expense, fly the Aircraft within such 30-day period to a reasonable location selected by Lessor in the United States, for storage at the risk and expense of Lessor, upon receipt of evidence of insurance coverage (reasonably satisfactory to Lessee) as set forth in Section 11(a), provided that (i) Lessee shall not be required to store the Aircraft at any location used by Lessee for storage of surplus aircraft available for sale except as provided in the first sentence of this Section 5(d) and (ii) the delivery by Lessee of the Aircraft to the first location determined as provided in such sentence shall constitute delivery of the Aircraft as required by Section 5(a). Lessor, at its expense, may place such other insurance in such circumstances on the Aircraft as it may deem appropriate. Lessee shall, at Lessor's request, maintain insurance (if available) for the Aircraft during such period of storage and shall be reimbursed by Lessor for the cost thereof.

                 (e) Delayed Return. (i) In the event that the use of the Aircraft, Airframe or any Engine in the normal course of the business of air transportation is prohibited on the last day of the Term or the date the Aircraft is required to be redelivered pursuant to Section 9, Lessee shall, upon prompt notice of the reasons therefor to Lessor, not be required to return such Aircraft to Lessor but may retain custody and control of the Aircraft for a period not in excess of 180 days beyond the last day of the Term or such date in order to attempt in a diligent manner to remedy any condition prohibiting such use or (ii) in connection with any sublease of the Aircraft by Lessee permitted under the terms of this Lease, Lessee may at its option, upon written notice to Lessor given not less than 30 days prior to the last day of the Term or such date, extend this Lease for a period not in excess of 60 days beyond the last day of the Term in order to enable Lessee to bring the Aircraft to the condition required under this Section 5 on its return to Lessor; provided that in either case, Lessee shall pay to Lessor at monthly intervals the daily equivalent of 50% of the average annual Basic Rent payable during the Term (excluding the Interim Period) pursuant to the terms hereof for each day of such period.

                 (f) Overhaul. Immediately prior to the return of the Airframe and Engines or engines at the end of the Term, Lessee, upon written request of Lessor received at least 30 days prior to the end of the Term, and subject to the availability of the appropriate facilities, will overhaul or cause to be overhauled such Airframe and Engines or engines. Such overhaul shall be done in the same manner and same care as used by Lessee with similar airframes and engines of its own, and Lessor shall reimburse Lessee for such overhaul by payment of an amount equal to 110% of Lessee's actual costs in connection with such overhaul. This provision is not intended and shall not be construed to diminish or modify Lessee's other obligations under this Section 5.

                 Section 6. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine, title thereto or any interest therein or in this Lease except (i) the respective rights of Lessor and Lessee as herein provided, the Lien created under the Trust Indenture, the rights of Lessor under the Purchase Agreement Assignment and the rights of the Owner Participant, the Owner Trustee and the Indenture Trustee under the Trust Agreement, the Trust Indenture, and the Participation Agreement, (ii) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 7(b) and 8(b), (iii) Lessor's Liens, Loan Participant Liens and Trustee's Liens,
(iv) Liens for Taxes either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss (or loss of use) of the Airframe or any Engine or interest therein, (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of Lessee's business for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss (or loss of use) of the Airframe or any Engine or interest therein, (vi) Liens arising out of judgments or awards against Lessee with respect to which an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review so long as such judgment or award does not and will not involve any material risk or danger of the sale, forfeiture or loss (or loss of use) of the Airframe or any Engine or any interest therein and (vii) salvage or similar rights of insurers under insurance policies maintained pursuant to
Section 11. Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge (by bonding or otherwise) any such Lien not excepted above if the same shall arise at any time.

                 Section 7. Registration, Maintenance and Operation; Possession; Insignia. (a) Registration, Maintenance and Operation. Lessee, at its own cost and expense, shall:

              (i) forthwith upon the delivery thereof to Lessor on the Delivery Date cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, under the laws of the United States, in the name of Lessor, as owner, except (x) as otherwise required by the Federal Aviation Act, or (y) to the extent that such registration cannot be effected because of Lessor's or the Owner Participant's failure to comply with the citizenship or other eligibility requirements for registration of aircraft under such Act; provided that Lessor shall execute and deliver all such documents as Lessee shall reasonably request for the purpose of effecting and continuing such registration. Notwithstanding the preceding sentence, but subject always to the terms and conditions set forth in Section 9(m) and 9(n) of the Participation Agreement, Lessee may cause the Aircraft to be duly registered under the laws of any jurisdiction in which a sublessee pursuant to Section 7(b)(ix) could be principally based, in the name of Lessor or of any nominee of Lessor, or, if required by applicable law, in the name of Lessee or any other Person, and shall thereafter maintain such registration unless and until changed as provided herein and therein; and Lessor will cooperate with Lessee in effecting such foreign registration;

             (ii) maintain, service, repair, overhaul and test the Aircraft in accordance with a maintenance program (as approved by the Federal Aviation Administration) for Boeing 767-300 series aircraft (or, at Lessee's option, (x) in the event that the Aircraft is re-registered in another jurisdiction pursuant to Section 7(a)(i), in accordance with an aircraft maintenance program approved by the central civil aviation authority of the jurisdiction of such registration or (y) in the event of any sublease to a foreign air carrier in accordance with
         Section 7(b)(ix), approved by the central civil aviation authority of one of the jurisdictions specified in clause (y) of such Section 7(b)(ix)) and in the same manner and with the same care used by Lessee with respect to comparable aircraft and engines owned or operated by Lessee and utilized in similar circumstances so as to keep the Aircraft in as good operating condition as when delivered to Lessee by the Manufacturer, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations or during periods of grounding by applicable governmental authorities, except where such periods of grounding are the result of the failure by Lessee to maintain the Aircraft as otherwise required herein) under the Federal Aviation Act or, if the Aircraft is registered under the laws of any other jurisdiction, the laws of such jurisdiction and in compliance with all applicable manufacturer's alert service bulletins;

            (iii) maintain, in the English language, all records, logs and other materials required by the appropriate authorities in the jurisdiction where the Aircraft is registered to be maintained in respect of the Aircraft; and

             (iv) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports, returns or statements required to be filed by Lessor with any governmental authority because of Lessor's or the Owner Participant's interest in the Aircraft.

                 Lessee agrees that the Aircraft will not be maintained, used or operated in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority; provided that Lessee shall not be in default under this sentence if it is not possible for it to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered); provided further that, if the Aircraft shall have been registered in a jurisdiction other than the United States, Lessee shall take all reasonable steps to resolve such conflict, including, if necessary, the removal of the Aircraft from such other jurisdiction or changing the country of registry of the Aircraft. In the event that any such law, rule, regulation or order requires alteration of the Aircraft, Lessee will conform thereto or obtain conformance therewith at no expense to Lessor and will maintain the Aircraft in proper operating condition under such laws, rules, regulations and orders; provided, however, that Lessee may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect Lessor, the Aircraft, the Owner Participant or the lien of the Trust Indenture, provided that neither noncompliance with such law, rule, regulation or order nor such proceedings shall involve any danger of criminal liability to Lessor or the Owner Participant or (unless Lessee shall have provided security reasonably satisfactory to Lessor) any material danger of the sale, forfeiture or loss (or loss of use) of the Aircraft. Lessee also agrees not to operate or locate the Aircraft, or suffer the Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 11, except in the case of a requisition for use by any Government where Lessee obtains indemnity pursuant to Section 11 in lieu of such insurance from such Government against the risks and in the amounts required by Section 11 covering such area, or (ii) in any war zone or recognized or, in Lessee's judgment, threatened area of hostilities unless covered by war risk insurance in accordance with Section 11, but only so long as the same remains in effect while the Aircraft is so operated or located, or unless the Aircraft is operated or used under contract with any Government entered into pursuant to Section 11, under which contract such Government assumes liability for any damage, loss, (or loss of use) destruction or failure to return possession of the Aircraft at the end of the term of such contract and for injury to persons and damage to property of others.

                 (b) Possession. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided that, so long as no Event of Default (or, only so long as the Original Loan Participant shall be a holder of any Certificate, as to any sublease pursuant to the provisions of clause (ix) of this Section 7(b), an event that with the giving of notice of lapse of time or both would constitute an Event of Default under Section 14(a), (g), (h) or (i) hereof) shall have occurred and be continuing, and so long as the action to be taken shall not deprive the Indenture Trustee of the perfected lien of the Trust Indenture on the Airframe or (subject to subclause (B) of the "provided further" clause to subsection (i) of this Section 7(b)) any Engine, and in any event, so long as Lessee shall comply with the provisions of Section 11, Lessee may, without the prior consent of Lessor:

              (i) subject the Airframe to normal interchange agreements or any Engine to normal interchange or pooling agreements or arrangements in each case customary in the airline industry and entered into by Lessee in the ordinary course of its business with any other United States air carrier as to which there is in force a certificate issued pursuant to Section 401 of the Federal Aviation Act or any successor provision that gives like authority or with any "foreign air carrier" (as such term is defined in such Act) as to which there is in force a permit issued pursuant to Section 402 of said Act (any such United States certificated air carrier and any such foreign air carrier being hereinafter called a "Permitted Air Carrier"); provided that no transfer of the registration of such Airframe shall be effected in connection therewith; and provided, further, that (A) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe and (B) if Lessor's title to any such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall comply with Section 10(b) in respect thereof;

             (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof for testing or other similar purposes or to any organization for service, repair, maintenance or overhaul work on the Airframe or such Engine or any part thereof or for alterations or modifications in or additions to the Airframe or such Engine to the extent required or permitted by the terms of Section 7(a) or 8(c);

            (iii) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to a sublease, contract or other instrument, a copy of which shall be furnished to Lessor; provided that the term of such sublease (including, without limitation, any option of the sublessee to renew or extend) or the term of possession under such contract or other instrument shall not continue beyond the end of the Term or any Renewal Term then in effect;

             (iv) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof in accordance with applicable laws, rulings, regulations or orders (including, without limitation, the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. or any substantially similar program), provided that Lessee (x) notifies Lessor of such transfer of possession of the Airframe or any Engine to the United States or any agency or instrumentality thereof and (y) provides to Lessor the name and the address of the responsible Contracting Office Representative for the Military Airlift Command of the United States within 60 days thereof;

              (v) install an Engine on an airframe owned by Lessee free and clear of all Liens, except (A) those of the type permitted under clauses (ii), (iii), (iv), (v), (vi) and (vii) of Section 6 and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety) and (B) the rights of other Permitted Air Carriers under normal interchange agreements which are customary in the airline industry and do not contemplate, permit or require the transfer of title to the airframe or engines installed thereon;

             (vi) install an Engine on an airframe leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement; provided that (A) such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and except Liens of the type permitted by clauses (A) and (B) of subparagraph (v) of this paragraph of Section 7(b) and (B) Lessee shall have obtained from the lessor or secured party of such airframe a written agreement (which may be the lease or conditional sale or other security agreement covering such airframe), in form and substance satisfactory to Lessor (it being understood that an agreement from such lessor or secured party substantially in the form of the final sentence of the penultimate paragraph of this
         Section 7(b) shall be deemed to be satisfactory to Lessor), whereby such lessor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or to the lien of the Trust Indenture;

            (vii) install an Engine on an airframe owned by Lessee, leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement under circumstances where neither subparagraph (v) nor subparagraph (vi) of this Section 7(b) is applicable; provided that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall comply with Section 10(b) in respect thereof, Lessor not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by Lessee with such Section 10(b); and

           (viii) sublease any Engine or the Airframe and Engines or engines then installed on the Airframe to any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 of the Federal Aviation Act or successor provision that gives like authority; provided that the term of such sublease (including, without limitation, any option of the sublessee to renew or extend) shall not continue beyond the end of the Term or any Renewal Term then in effect, unless Lessee shall have agreed to purchase the Aircraft or renew this Lease in accordance with the terms hereof at the end of the Term or such Renewal Term, as the case may be, to a date beyond the end of the term of such sublease (assuming that all options to renew or extend such sublease will be exercised); and

             (ix) sublease any Engine or the Airframe and Engines or engines then installed on the Airframe to (A) any foreign air carrier that is principally based in and a domiciliary of a country (other than Cuba, El Salvador, Iran, Iraq, Lebanon and Libya) that is at the inception of the sublease a party to the Mortgage Convention, or (B) any foreign air carrier that is principally based in and a domiciliary of a country listed in Exhibit B hereto, or (C) any foreign air carrier not described in clause (A) or (B) above; provided that (w) in the case only of a sublease to a foreign air carrier under clause (C) above, Lessor and the Loan Participants receive at the time of such sublease an opinion of counsel to Lessee (which counsel shall be reasonably satisfactory to Lessor, the Owner Participant and the Loan Participants) to the effect that (a) the terms of the sublease and the Operative Documents are legal, valid, binding and enforceable in the country in which such foreign air carrier is principally based, to substantially the same extent as the Operative Documents are at that time enforceable in the United States, (b) it is not necessary for Lessor or the Owner Participant to qualify to do business in such country solely as a result of the proposed sublease, (c) there is no tort liability of the owner of an aircraft not in possession thereof (or of a lender providing funds for the purchase of an aircraft) under the laws of such country other than tort liability no more extensive or onerous than that which might have been imposed on such owner or lender under the laws of the United States or any state thereof (it being understood that, in the event such opinion cannot be given in a form satisfactory to Lessor, the Owner Participant and the Loan Participants, such opinion shall be waived if insurance reasonably satisfactory to Lessor, the Owner Participant and the Loan Participants is provided by Lessee to cover the risk of such liability), (d) the laws of such country require fair compensation by the government of such country for the loss of use of the Aircraft in the event of the requisition by such government of the Aircraft (unless Lessee shall have agreed to provide insurance reasonably satisfactory to Lessor, the Indenture Trustee and the Owner Participant covering the risk of requisition of use of the Aircraft by the government of such jurisdiction so long as the Aircraft is subleased in such country), and

         (e) there exist no possessory rights in favor of such sublessee under the laws of such country which would, upon bankruptcy of or other default by Lessee or the sublessee, prevent the return of such Engine or the Airframe and such Engine or engine to Lessor in accordance with and when permitted by the terms of Sections 14 and 15(a) hereof upon the exercise by Lessor of its remedies under Section 15(a), (x) in the case only of a sublease to a foreign air carrier under clause (C) above, each of Lessor and the Owner Participant receives assurances reasonably satisfactory to it that the currency of such country is freely convertible into U.S. Dollars (unless the Lessee shall have made arrangements reasonably satisfactory to the Lessor and the Owner Participant that all payments to be made by or on behalf of the Lessee under the Operative Documents and by the sublessee under the relevant sublease will be paid in U.S. Dollars), (y) in the case of any sublease to a foreign air carrier, either the sublease, or an arrangement existing between Lessee, the sublessee and/or one or more third parties that provide maintenance services, provides that the Aircraft will be maintained, serviced, repaired, overhauled and tested in accordance with maintenance standards for Boeing 767-300 series aircraft approved by, or substantially similar to those approved or required by, the Federal Aviation Administration or the central civil aviation authority of any of Brazil, Canada, France, The Federal Republic of Germany, Italy, Japan, the Netherlands, Sweden, Switzerland or the United Kingdom and (z) in the case of any sublease to a foreign air carrier (other than a foreign air carrier principally based in Taiwan) the United States of America maintains normal diplomatic relations with the country in which such foreign air carrier is principally based at the time such sublease is entered into; and provided, further, that the term of any such sublease (including, without limitation, any option of the sublessee to renew or extend) shall not continue beyond the end of the Term or any Renewal Term then in effect, unless Lessee shall have agreed to purchase the Aircraft or renew this Lease in accordance with the terms hereof at the end of the Term or such Renewal Term, as the case may be, to a date beyond the end of the term of such sublease (assuming that all options to renew or extend such sublease will be exercised);

provided that the rights of any transferee who receives possession by reason of a transfer permitted by this Section 7(b) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any sublease permitted by this Section 7(b) shall be made expressly subject and subordinate to, all the terms of this Lease and of the Trust Indenture, including, without limitation, Lessor's rights to repossession pursuant to
Section 15(a) hereof and to avoid such sublease upon such repossession and the Indenture Trustee's rights to possession pursuant to Section 4.04 of the Trust Indenture, and Lessee shall in all events remain primarily liable hereunder for the performance and observance of all of the terms and conditions of this Lease to the same extent as if such sublease or transfer had not occurred, and any such sublease shall include appropriate provisions for the maintenance (subject to clause (y) of the first proviso to Section 7(b)(ix)) and insurance of the Aircraft. No interchange agreement, pooling agreement, sublease or other relinquishment of possession of the Airframe or any Engine permitted by this
Section 7(b) shall in any way discharge or diminish any of Lessee's obligations hereunder or under the other Operative Documents. With the prior written consent of Lessor, which consent shall not be unreasonably withheld, Lessee may sub-sublease the Airframe or Engines in connection with a transaction that involves such a sub-sublease commencing at the inception of the transaction. Lessee may not otherwise sub-sublease the Airframe or Engines. Lessee shall not sublease the Airframe or Engines to any sublessee that is the subject of a bankruptcy, insolvency or other similar proceeding at the inception of such sublease without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee shall, promptly upon entering into a sublease of the Airframe or Engines, notify Lessor, the Owner Participant and the Indenture Trustee of the identity of the sublessee and the term of such sublease and shall provide a copy of such sublease agreement to any of Lessor, the Owner Participant or the Indenture Trustee upon request therefrom (with economic and financial provisions and information deleted therefrom if Lessee shall so choose), provided that, except to the extent required by applicable law, such parties shall keep confidential the identity of the sublessee and the existence and terms of such sublease. Lessor hereby agrees, for the benefit of the lessor or secured party of any airframe or engine leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement that Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease or conditional sale or other security agreement.

                 Lessor acknowledges that any "wet lease" or other similar arrangement under which Lessee maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 7(b).

                 (c) Insignia. Lessee agrees to affix as promptly as practicable after the Delivery Date and thereafter to maintain in the cockpit of the Airframe adjacent to the airworthiness certificate therein and (if not prevented by applicable law or regulations or by any governmental authority) on each Engine a nameplate bearing the inscription "WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE, LESSOR", and, so long as the Airframe or such Engine shall constitute a part of the Indenture Estate, the inscription "NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE/MORTGAGEE" (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor or successor Indenture Trustee). Except as above provided, Lessee will not allow the name of any Person to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership; provided that nothing herein contained shall prohibit Lessee (or any sublessee) from placing its customary colors and insignia on the Airframe or any Engine.

                 Section 8. Replacement and Pooling of Parts; Alterations, Modifications and Additions. (a) Replacement of Parts. Lessee, at its own cost and expense, will promptly replace all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use for any reason whatsoever, except as otherwise provided in Section 8(c). In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use; provided that Lessee, except as otherwise provided in Section 8(c), will, at its own cost and expense, replace such Parts as promptly as possible. All replacement Parts shall be free and clear of all Liens (except for pooling arrangements to the extent permitted by Section 8(b) and Permitted Liens), and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Title to all Parts at any time removed from the Airframe or any Engine shall remain vested in Lessor no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or any Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act, (i) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor, and such replaced Part shall no longer be deemed a Part hereunder,
(ii) title to such replacement Part shall thereupon vest in Lessor, free and clear of all Liens (except for Permitted Liens) and (iii) such replacement Part shall become subject to this Lease and be deemed part of the Airframe or such Engine for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

                 (b) Pooling of Parts. Any Part removed from the Airframe or an Engine as provided in Section 8(a) may be subjected by Lessee to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee's business with Permitted Air Carriers; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Section 8(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or an Engine in accordance with Section 8(a) may be owned by a Permitted Air Carrier subject to such a normal pooling arrangement; provided that Lessee, at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in Lessor in accordance with
Section 8(a) by Lessee acquiring
title thereto for the benefit of, and transferring such title to, Lessor, free and clear of all Liens (other than Permitted Liens) or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part owned by Lessee free and clear of all Liens (other than Permitted Liens) and by causing title to such further replacement Part to vest in Lessor in accordance with Section 8(a).

                 (c) Alterations, Modifications and Additions. Lessee, at its own expense, will make such alterations and modifications in and additions to the Airframe and the Engines as may be required from time to time to meet the standards of the Federal Aviation Administration or other governmental authority having jurisdiction in any country in or over which the Aircraft is flown; provided, however, that Lessee may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not adversely affect Lessor, the Aircraft, the Owner Participant or the lien of the Trust Indenture, provided that neither noncompliance with such standard nor such proceedings shall involve any danger of criminal liability to Lessor or the Owner Participant or (unless Lessee shall have provided security reasonably satisfactory to Lessor) any material danger of the sale, forfeiture or loss of the Aircraft. In addition, Lessee, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which Lessee deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (such Parts being referred to as "Obsolete Parts"); provided that no such alteration, modification, addition or removal shall diminish the value or utility of the Airframe or such Engine, or materially impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification, addition or removal assuming the Airframe or such Engine was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Lease, except that the value (but not the utility, condition or airworthiness) of the Aircraft may be reduced by the value of Obsolete Parts which shall have been removed, if the aggregate value of all such Obsolete Parts removed from the Aircraft and not replaced shall not exceed $500,000. Title to all Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of such alteration, modification or addition shall, without further act, vest in Lessor. Notwithstanding the foregoing, Lessee may, at any time during the Term, remove any Part; provided that (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or such Engine at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the first sentence of this Section 8(c), and (iii) such Part can be removed from the Airframe or such Engine without diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Lease which the Airframe or such Engine would have had at such time had such removal not occurred. Upon the removal by Lessee of any Part as provided in the immediately preceding sentence or the removal of any Obsolete Part permitted by this Section 8(c), title thereto shall, without further act, vest in Lessee and such Part shall no longer be deemed part of the Airframe or the Engine from which it was removed. Title to any such Part not removed by Lessee prior to the return of the Airframe or any Engine to Lessor hereunder shall remain vested in Lessor.

                 Section 9. Voluntary Termination. (a) Right of Termination. So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right at its option (i) to terminate this Lease at any time on or after the fifth anniversary of the Delivery Date, if in Lessee's good faith determination (evidenced by a certificate of a Responsible Officer of Lessee to such effect) the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee, and (ii) at any time on or after the eighth anniversary of the Delivery Date to terminate this Lease for any reason whatsoever, in each case by delivering to Lessor a written notice of termination specifying a proposed date of termination (the "Termination Date") which shall be a Business Day occurring not earlier than 90 days after the date of such notice, and, if the Termination Date is a Special Termination Date, whether or not Lessee is thereby electing to purchase the Aircraft on such Special Termination Date as provided in Section 9(e). The termination of this Lease shall, subject to the terms and conditions of this Section 9, be effective on (i) if Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to sell the Aircraft, as provided below, the date of sale of the Aircraft, if any, referred to in Section 9(b), (ii) if Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to retain the Aircraft as provided in Section 9(d), the date of termination referred to in Section 9(d), or (iii) if Lessee has elected to purchase the Aircraft as provided in Section 9(e), the date of purchase referred to in Section 9(e). Where Lessee has not elected to purchase the Aircraft as provided in Section 9(e), Lessor shall give Lessee irrevocable notice of its election to sell or retain the Aircraft no later than 30 days prior to the Termination Date. In the event Lessor shall fail to give notice pursuant to the immediately preceding sentence, notice of its election to sell the Aircraft shall be deemed to have been given as of such thirtieth day prior to the Termination Date. Unless Lessor shall have given to Lessee a timely notice of its election to retain the Aircraft as provided in Section 9(d), Lessee may withdraw the termination notice referred to above at any time on or prior to the date three Business Days prior to the Termination Date, whereupon this Lease shall continue in full force and effect. In the event Lessee withdraws, after the third Business Day prior to the Termination Date, a notice of termination given pursuant to this Section 9(a) or such notice is deemed withdrawn pursuant to the final sentence of Section 9(b), Lessee will reimburse Lessor, each Loan Participant and the Owner Participant for any reasonable out-of-pocket expenses (including any Break Amount incurred in anticipation of such termination) incurred by it in connection with the proposed sale, except Lessee shall not be obligated to reimburse Lessor and the Owner Participant for any out-of-pocket expenses to the extent Lessor shall have failed to comply with its obligations under this Section 9. Lessee shall not be entitled to exercise its right of termination provided for in this Section 9(a) more than four times during the Term (not including for purposes of this sentence any exercise by Lessee of such right of termination immediately following a failure of this Lease to be terminated by reason of Lessor's failure to comply with its obligations under this Section 9).

                 (b) Sale of Aircraft. If Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected or is deemed to have elected to sell the Aircraft pursuant to Section 9(a), Lessee will have the option of acting as non-exclusive agent for Lessor to obtain bids for the cash purchase on or prior to the Termination Date of the Aircraft. Lessor agrees to pay Lessee a commercially reasonable brokerage fee based on the then current industry practice in the event that Lessee locates the Person who purchases the Aircraft pursuant to this Section 9(b). If Lessee acts as such agent, no later than ten Business Days prior to the Termination Date, Lessee shall certify to Lessor in writing the amount and terms of each cash bid received by Lessee and the name and the address of the Person submitting each such bid. Lessor may (but need not) also, at its expense (which expense, including without limitation any broker's or finder's fees, shall be for the Owner Participant's own account), independently obtain cash bids for such purchase and, in the event Lessor receives any such bid, Lessor shall promptly, and in any event at least five Business Days prior to the Termination Date, certify to Lessee in writing the amount and terms of such bid and the name and address of the Person submitting such bid. Neither the Owner Participant, Lessee, nor any Affiliate of either may submit a bid for the Aircraft, directly or indirectly, in connection with such proposed sale. On the Termination Date (or such other date of sale as may be agreed to by Lessor and Lessee, which shall thereafter be deemed the Termination Date), (x) Lessee shall, subject to receipt (i) by Lessor (or, so long as the Trust Indenture shall not have been discharged, the Indenture Trustee) of the full purchase price thereof and all amounts owing to Lessor pursuant to the next sentence, and (ii) by the Persons entitled thereto of all unpaid Supplemental Rent due on or before the Termination Date, deliver the Aircraft at a location selected by Lessee to the Person who shall have submitted the highest cash bid net of any broker's or finder's fees (or such other purchaser acceptable to Lessor and Lessee), in the same manner as if delivery were made to Lessor at the end of the Term pursuant to Section 5, and shall duly transfer to Lessor title to any engines installed on the Airframe but not owned by Lessor, all in accordance with the terms of Section 5, and (y) Lessor shall simultaneously therewith sell, without recourse or warranty (except as to Lessor's Liens), for cash all of Lessor's right, title and interest in and to the Aircraft to such highest net cash bidder (or other purchaser). The total selling price realized at such sale shall be retained by Lessor (or, so long as the Trust Indenture shall not have been discharged, distri-buted by the Indenture Trustee pursuant to the terms of the Trust Indenture) and, in addition, on the Termination Date, Lessee shall pay to Lessor or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in Section 3(d), an amount equal to (I) the sum of (1) the excess, if any, of (A) the Termination Value for the Aircraft as of the Termination Date, over (B) the proceeds of the sale of the Aircraft after deducting the reasonable out-of-pocket expenses incurred by Lessor and the Owner Participant (including any brokerage fee paid to Lessee or any other Person), plus (2) all Supplemental Rent (including, without limitation, Break Amount, if any, on the Certificates) due and owing on the Termination Date, plus (3) (A) if the Termination Date is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance), or (B) if the Termination Date is not a Lease Period Date and if Basic Rent is payable in arrears during the Lease Period commencing on the Lease Period Date next preceding the Termination Date, an amount equal to the Accrued Arrears Basic Rent for the period from and including such Lease Period Date to but excluding the Termination Date, plus
(4) all Basic Rent due and payable prior to the Termination Date and unpaid, less (II) any credit to which Lessee may be entitled as hereinafter in this
Section 9(b) provided. Subject always to the provisions of the penultimate paragraph of Section 3(b), if the Termination Date with respect to which Termination Value is determined is not a Lease Period Date and if any portion of the Basic Rent installment paid in respect of the Lease Period commencing on the Lease Period Date next preceding the Termination Date is designated in Exhibit A-1 to the Rent Schedule as having been payable in advance, Lessee shall be entitled to a credit against the amounts payable by it pursuant to this Section 9(b) in an amount equal to the lesser of (x) the Unearned Advance Basic Rent as of the Termination Date, and (y) the amount, if any, by which the proceeds of the sale of the Aircraft after deducting the reasonable out-of-pocket expenses incurred by Lessor and the Owner Participant (including any brokerage fee paid to Lessee or any other Person) exceeds the Termination Value for the Aircraft as of the Termination Date; provided that, in the event that the amount calculated pursuant to this sentence to be credited exceeds the amounts payable by Lessee pursuant to this

Section 9(b), the Owner Participant shall be obligated to rebate an amount equal to such excess to Lessee. If on or prior to the scheduled Termination Date no sale of the Aircraft shall have occurred and if Lessor shall not have elected to retain the Aircraft in accordance with Section 9(d) or Lessee shall not have elected to purchase the Aircraft in accordance with Section 9(e), Lessee's notice given pursuant to Section 9(a) shall be deemed to be withdrawn as of such scheduled Termination Date and this Lease shall continue in full force and effect.

                 (c) Certain Obligations upon Sale of Aircraft. Upon the sale of the Aircraft pursuant to and in accordance with the provisions of Section 9(b), Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Aircraft. Lessor shall be under no duty to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with the sale of the Aircraft under Section 9(b), other than to transfer to the purchaser of the Aircraft (or to such purchaser and to Lessee, as the case may be), without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to the Aircraft against receipt of the payments provided for herein, and to pay the amounts, if any, required to be paid by Lessor under Section 9(b) or this Section 9(c), and to request the Indenture Trustee upon the sale of the Aircraft pursuant to Section 9(b) to execute and deliver to such purchaser (or to such purchaser and to Lessee, as the case may be) an appropriate instrument releasing the Aircraft from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Trust Indenture. Lessor agrees to notify promptly Lessee of the appointment by Lessor of any broker or finder (other than Lessee) in connection with the sale of the Aircraft pursuant to Section 9(b) and, subject to Section 9(b), to pay the fees or commissions of any such broker or finder employed by Lessor in connection with the sale of the Aircraft pursuant to Section 9(b).

                 (d) Retention of Aircraft by Lessor. If Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to retain the Aircraft pursuant to Section 9(a), on the Termination Date





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                                      AF-2
specified in Lessee's termination notice, Lessor shall pay, or cause to be paid, to the Indenture Trustee funds of the type and in an amount equal to (1) the aggregate outstanding principal amount of the Certificates and all accrued interest thereon, plus (2) all other sums due and payable on such Termination Date under the Trust Indenture, the Participation Agreement or such Certificates. Subject to receipt by the Indenture Trustee of such funds, on the Termination Date, (i) Lessee (x) shall deliver the Aircraft to Lessor in the same manner as if delivery were made to Lessor at the end of the Term pursuant to Section 5, and shall duly transfer to Lessor title to any engines installed on the Airframe but not owned by Lessor, all in accordance with the terms of Section 5, and (y) shall pay to Lessor or to the Persons entitled thereto, in funds of the type specified in Section 3(d), (A) all Supplemental Rent (including, without limitation, Break Amount, if any, on the Certificates), other than Termination Value, and, if the Termination Date is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance) or, if the Termination Date is not a Lease Period Date and if Basic Rent is payable in arrears during the Lease Period commencing on the Lease Period Date next preceding the Termination Date, an amount equal to the Accrued Arrears Basic Rent for the period from and including such Lease Period Date to but excluding the Termination Date, and all Basic Rent due and payable prior to the Termination Date and unpaid, less (B) any credit to which Lessee may be entitled as hereinafter in this Section 9(d) provided, and (ii) Lessor (x) shall transfer or cause to be transferred to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Aircraft, and (y) Lessor shall request the Indenture Trustee to execute and deliver to Lessee an appropriate instrument releasing the Aircraft from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Trust Indenture. If the Termination Date is not a Lease Period Date and if any portion of the Basic Rent installment paid in respect of the Lease Period commencing on the Lease Period Date next preceding the Termination Date is designated in Exhibit A-1 to the Rent

Schedule as having been payable in advance, Lessee shall, subject always to the provisions of the penultimate paragraph of Section 3(b), be entitled to a credit against the amounts payable by it pursuant to this Section 9(d) in an amount equal to the Unearned Advance Basic Rent as of the Termination Date; provided that in the event that the Unearned Advance Basic Rent exceeds the amount payable by Lessee pursuant to this Section 9(d), the Owner Participant will be obligated to rebate an amount equal to such excess to Lessee. If Lessor shall fail to perform any of its obligations pursuant to this Section 9(d) and as a result thereof this Lease shall not be terminated on a proposed Termination Date, Lessor shall thereafter no longer be entitled to exercise its election to retain the Aircraft and Lessee may at its option at any time thereafter submit a new termination notice pursuant to Section 9(a).

                 (e) Purchase of Aircraft by Lessee. In the event that Lessee shall have elected to purchase the Aircraft on a Special Termination Date pursuant to Section 9(a), on such Special Termination Date, Lessee shall purchase the Aircraft at a price (the "Special Termination Price") equal to the greater of (I) the Termination Value for the Aircraft, computed as of the Special Termination Date, and (II) the then fair market sales value of the Aircraft, as determined by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an Independent Appraisal. On such Special Termination Date, (x) Lessee (i) shall pay to Lessor or to the Persons entitled thereto, in funds of the type specified in Section 3(d), all unpaid Supplemental Rent (including, without limitation, Break Amount, if any, on the Certificates), other than Termination Value, due and owing on such Special Termination Date, all Basic Rent due and payable prior to the Special Termination Date and unpaid and the Basic Rent installment due and payable on the Special Termination Date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance) and (ii) at its option shall either (A) pay to Lessor, in funds of the type specified in Section 3(d), the Special Termination Price, or
(B) assume all of the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Certificates (including, without limitation, any scheduled payment of principal of, Break Amount, if any, on, or accrued interest on, the Certificates due and payable on the Special Termination Date but, provided that the principal of the Certificates shall not have been accelerated pursuant to Section 4.04 of the Trust Indenture, only to the extent that the Basic Rent installment payable by Lessee pursuant to clause
(i) above does not cover such scheduled payment of principal of or accrued interest on the Certificates but excluding any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Special Termination Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee) in accordance with Section 2.16 of the Trust Indenture and simultaneously shall pay to Lessor, in funds of the type specified in Section 3(d), an amount equal to the excess, if any, of the Special Termination Price over an amount equal to the sum of the principal of, and any accrued and unpaid interest on, the outstanding Certificates on such Special Termination Date, after taking into account any payments of principal or interest made in respect of the outstanding Certificates on such Special Termination Date, and (y) Lessor will sell to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to the Aircraft and all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Aircraft and, if Lessee shall not have assumed the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Certificates as provided for above, Lessor will request the Indenture Trustee to execute and deliver to Lessee an appropriate instrument releasing the Airframe and Engines with respect to which title is transferred from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge thereunder.

                 (f) Termination of Lease, Etc. Upon the sale or retention or purchase of the Aircraft, as the case may be, in compliance with the provisions of this Section 9, (i) the obligation of Lessee to pay Basic Rent under Section 3(b) on any Lease Period Date occurring subsequent to the applicable Termination Value Determination Date, and (ii) the obligation of Lessee to pay Supplemental Rent (subject to Section 3(f), other than payments of Supplemental Rent to be made by Lessee (x) surviving pursuant to Section 7(d) of the Participation Agreement or Section 10 of the Tax Indemnity Agreement, (y) pursuant to clause

(ii) of the second sentence of Section 3(c) of this Lease, or (z) in respect of liabilities and obligations of Lessee which have accrued under any Operative Document but not been paid or which are in dispute as of the date of such sale or retention) shall cease as of the Termination Date and, in each case, the Term shall end effective as of the Termination Date.

                 (g) Termination as to Engines. So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right at its option at any time, on at least 60 days' prior written notice to Lessor and the Indenture Trustee, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine.

                 Section 10. Loss, Destruction, Requisition, Etc. (a) Event of Loss with Respect to the Airframe. Upon the occurrence of an Event of Loss with respect to the Airframe, Lessee shall forthwith (and, in any event, within 30 days after such occurrence) give Lessor and the Indenture Trustee notice of such Event of Loss and of its election to perform one of the following options (it being agreed that, if Lessee shall not have given notice of such election within such 30 days after such occurrence, Lessee shall be deemed to have elected to perform the option set forth in the following clause (ii)):

              (i) as promptly as practicable, and in any event on or before the Business Day next preceding the 121st day next following the date of occurrence of such Event of Loss, in replacement for the Airframe, Lessee shall convey or cause to be conveyed to Lessor title to a Replacement Airframe (together with the same number of Replacement Engines as the Engines, if any, installed on the Airframe at the time such Event of Loss occurred) to be leased to Lessee hereunder, such Replacement Airframe and Replacement Engines to be free and clear of all Liens (other than Permitted Liens), to have a value and utility at least equal to, and to be in as good operating condition as, the Airframe and Engines, if any, so replaced (assuming such Airframe and Engines were in the condition and repair required by the terms of this Lease); provided that, if Lessee shall not per-form its obligation to effect such replacement under this clause (i) during the period of time provided herein, then Lessee shall pay on the fifteenth day next following the end of such period to Lessor, or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in Section 3(d) hereof, the amounts specified in clause (ii) below; or

             (ii) on or before the earlier of 30 days following the date on which insurance proceeds are received with respect to such Event of Loss and the Business Day next preceding the 121st day next following the date of occurrence of such Event of Loss or on the date specified in the proviso to clause (i) above, if such proviso is applicable (the "Loss Payment Date"), Lessee shall pay to Lessor or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in Section 3(d), (A) the Stipulated Loss Value for the Aircraft, determined as of the Loss Payment Date, plus (B) all Supplemental Rent (including, without limitation, the Break Amount, if any, on the Certificates) due and owing by Lessee to Lessor, the Owner Participant, the Indenture Trustee and the Loan Participants, hereunder or under any of the Operative Documents on such Loss Payment Date, plus (C) if the Casualty Loss Determination Date with respect to the Stipulated Loss Value is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance), plus
         (D) all Basic Rent due and payable prior to the Casualty Loss Determination Date and unpaid.

                 In the event of payment in full of the Stipulated Loss Value for the Aircraft and all amounts payable pursuant to this Section 10, (1) the obligation of Lessee to pay any Basic Rent under Section 3(b) on any Lease Period Date occurring subsequent to the Casualty Loss Determination Date with respect to which Stipulated Loss Value is determined shall terminate, (2) the obligation of Lessee to pay Supplemental Rent (subject to Section 3(f), other than payments of Supplemental Rent to be made by Lessee (x) surviving pursuant to Section 10 of the Tax Indemnity Agreement or Section 7(d) of the Participation

Agreement, or (y) in respect of liabilities and obligations of Lessee which have accrued under any of the Operative Documents but not been paid or which are in dispute as of the date of such payment) shall terminate, (3) the Term for the Aircraft shall end, (4) Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens), all Lessor's right, title and interest in and to the Airframe and Engines (if any) with respect to which such Event of Loss occurred, as well as all Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but not installed thereon when such Event of Loss occurred, and (5) Lessor will assign to or as directed by Lessee all claims of Lessor against third Persons relating to such Airframe and Engines arising from such Event of Loss. Upon such transfer, Lessor shall request the Indenture Trustee to execute and deliver to Lessee an appropriate instrument releasing the Airframe and Engines with respect to which title is transferred from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge thereof thereunder.

                 At the time of or prior to any replacement of the Airframe and such Engines, if any, Lessee, at its own expense, will (A) furnish Lessor with a warranty (as to title) bill of sale in form and substance reasonably satisfactory to Lessor (which warranty shall except Permitted Liens) with respect to the Replacement Airframe and Replacement Engines, if any, together with an assignment of any and all manufacturer's warranties applicable thereto (to the extent such warranties may be so assigned by Lessee) in a form substantially similar to the Form of Purchase Agreement Assignment attached as
Exhibit III to the Participation Agreement, (B) cause a Lease Supplement substantially in the form of Exhibit A hereto, subjecting such Replacement Airframe and Replacement Engines, if any, to this Lease, and duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation pursuant to the Federal Aviation Act or, if necessary, pursuant to the applicable laws of such jurisdiction other than the United States of America in which such Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 7(a), as the case may be, (C) so long as the Trust Indenture shall not have been satisfied and discharged, cause a Trust Agreement and Indenture Supplement substantially in the form of Exhibit A to the Trust Indenture and other requisite documents or instruments for such Replacement Airframe and Replacement Engines, if any, to be delivered to Lessor and to the Indenture Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Federal Aviation Act or, if necessary, pursuant to the applicable laws of such jurisdiction other than the United States of America in which such Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 7(a), as the case may be, (D) so long as the Trust Indenture shall not have been satisfied and discharged, cause a financing statement or statements with respect to the Replacement Airframe and Replacement Engines, if any, and other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the security interest therein created by or pursuant to the Trust Indenture, or, if necessary, pursuant to the applicable laws of the jurisdiction in which such Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 7(a), as the case may be,
(E) furnish Lessor, the Indenture Trustee and each Loan Participant with an opinion of Lessee's counsel addressed to each (which may be Lessee's General Counsel), to the effect that the bill of sale referred to in clause (A) above constitutes an effective instrument for the conveyance of title to the Replacement Airframe and Replacement Engines, if any, to Lessor and to the further effect that upon such conveyance such substituted property will be leased hereunder and subjected to the lien of the Trust Indenture, (F) furnish Lessor and the Indenture Trustee with a certificate of an independent aircraft engineer or appraiser certifying that the Replacement Airframe and Replacement Engines, if any, have a value and utility at least equal to, and are in as good operating condition as, the Airframe and Engines, if any, so replaced assuming such Airframe and Engines were in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss, (G) furnish Lessor and the Indenture Trustee with (i) such evidence of compliance with the insurance provisions of Section 11 with respect to such Replacement Airframe and Replacement Engines as Lessor or the Indenture Trustee may reasonably request and (ii) a certificate from a Responsible Officer of Lessee certifying that at the time of such replacement there is no continuing Event of Default, and (H) furnish Lessor, each Loan Participant and the Indenture Trustee with an opinion of Lessee's counsel (which may be Lessee's General Counsel) addressed to each, to the effect that the Owner Trustee, as Lessor under the Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease pursuant to the Indenture, would be entitled to the benefits of Title 11 U.S.C. Section 1110 with respect to the Replacement Airframe, provided that (i) such opinion need not be delivered to the extent that, by reason of a change in law or in judicial or other governmental interpretation thereof after the Delivery Date, the benefits of such Section 1110 were not available to the Owner Trustee or the Indenture Trustee with respect to the Aircraft immediately prior to such substitution and
(ii) such opinion may contain qualifications and assumptions of the tenor contained in the opinion of Debevoise & Plimpton delivered pursuant to Section 4(J) of the Participation Agreement on the Delivery Date and (I) so long as the Original Loan Participant is the holder of any Certificate, take such other actions as the Original Loan Participant shall reasonably request in order that title to such Replacement Airframe and Replacement Engines, if any, is duly and properly vested in Lessor, leased hereunder and subjected to the lien of the Trust Indenture to the same extent as the Airframe, Engine or Engines replaced thereby. In the case of each Replacement Airframe and each Replacement Engine, if any, conveyed to Lessor under this Section 10(a), promptly upon the registration of the Replacement Aircraft and the recordation of the Lease Supplement and the Trust Agreement and Indenture Supplement or other requisite documents or instruments covering such Replacement Airframe and Replacement Engines, if any, pursuant to the Federal Aviation Act (or pursuant to the applicable laws of the jurisdiction in which such Replacement Airframe and Replacement Engines, if any, are to be registered in accordance with Section 7(a)), Lessee will cause to be delivered to Lessor, the Indenture Trustee and each Loan Participant an opinion of counsel to Lessee addressed to each as to the due registration of such Replacement Aircraft, the due recordation of such Lease Supplement and such Trust Agreement and Indenture Supplement or other requisite documents or instruments and the validity and perfection of the security interest in the Replacement Aircraft, Replacement Engines or Replacement Engine, as the case may be, granted to the Indenture Trustee under the Trust Indenture.

                 For all purposes hereof, upon passage of title thereto to Lessor the Replacement Airframe and Replacement Engines, if any, shall be deemed part of the property leased hereunder, the Replacement Airframe shall be deemed an "Airframe" as defined herein, and each such Replacement

Engine shall be deemed an "Engine" as defined herein. No such replacement of the Airframe or any Engines under the circumstances contemplated by the terms of this Section 10(a) shall result in any reduction of Basic Rent. Upon such passage of title, Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens), all Lessor's right, title and interest in and to the replaced Airframe and Engines (if any) installed thereon at the time such Event of Loss occurred, and upon such transfer, Lessor will request in writing that the Indenture Trustee execute and deliver to Lessee an appropriate instrument releasing such replaced Airframe and Engines (if any) installed thereon at the time such Event of Loss occurred from the lien of the Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Indenture.

                 (b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall give Lessor prompt written notice thereof and shall, within 90 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine free and clear of all Liens (other than Permitted Liens) and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Prior to or at the time of any such conveyance, Lessee, at its own expense, will (i) furnish Lessor with a warranty (as to title) bill of sale in form and substance reasonably satisfactory to Lessor (which warranty shall except Permitted Liens) with respect to such Replacement Engine, (ii) cause a Lease Supplement substantially in the form of Exhibit A hereto, subjecting such Replacement Engine to this Lease, and duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation pursuant to the Federal Aviation Act, or, if necessary, pursuant to the applicable laws of such jurisdiction other than the United States of America in which the Aircraft is registered, (iii) so long as the Trust Indenture shall not have been satisfied and discharged, comply with the applicable provisions thereof and cause a Trust Agreement and Indenture Supplement substantially in the form of Exhibit A to the Trust Indenture or other requisite documents or instruments for such Replacement Engine to be delivered to Lessor and to the Indenture Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Federal Aviation Act or, if necessary, pursuant to the applicable laws of such jurisdiction other than the United States of America in which the Aircraft is or is to be registered in accordance with Section 7(a), as the case may be, (iv) furnish Lessor, the Indenture Trustee and each Loan Participant with an opinion of Lessee's counsel addressed to each (which may be Lessee's General Counsel) to the effect that the bill of sale referred to in clause (i) above constitutes an effective instrument for the conveyance of title to such Replacement Engine to Lessor and to the further effect that upon such conveyance such substituted property will be leased hereunder and subjected to the lien of the Trust Indenture, (v) furnish Lessor and the Indenture Trustee with a certificate of an aircraft engineer or appraiser (who may be an employee of Lessee) certifying that such Replacement Engine has a value and utility at least equal to, and is in as good operating condition as, the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss, (vi) so long as the Trust Indenture shall not have been satisfied and discharged, cause a financing statement or statements with respect to the Replacement Engine or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the security interest therein created by or pursuant to the Trust Indenture, or, if necessary, pursuant to the applicable laws of the jurisdiction in which the Aircraft is or is to be registered in accordance with
Section 7(a), as the case may be, (vii) furnish Lessor and the Indenture Trustee with such evidence of compliance with the insurance provisions of
Section 11 with respect to such Replacement Engine as Lessor or the Indenture Trustee may reasonably request and (viii) so long as the Original Loan Participant is the holder of any Certificate, take such other actions as the Original Loan Participant shall reasonably request in order that title to such Replacement Engine is duly and property vested in the Lessor, leased hereunder and subjected to the lien of the Indenture to the same extent as the Engine replaced thereby. In the case of any Replacement Engine conveyed to Lessor under this Section 10(b), promptly upon the recordation of the Lease Supplement and the Trust Agreement and Indenture Supplement or other requisite documents or instruments covering such Replacement Engine pursuant to the Federal Aviation Act (or pursuant to the applicable laws of the jurisdiction in which the Aircraft is registered in accordance with Section 7(a)), Lessee will cause to be delivered to Lessor, the Owner Participant, each Loan Participant and the Indenture Trustee an opinion of counsel to Lessee addressed to each as to the due recordation of such Lease Supplement and such Trust Agreement and Indenture Supplement or other requisite documents or instruments and the validity and perfection of the security interest in such Replacement Engine granted to the Indenture Trustee under the Trust Indenture. Upon full compliance by Lessee with the terms of this paragraph (b), Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to the Engine with respect to which such Event of Loss occurred, and Lessor will assign to or as directed by Lessee all claims of Lessor against third Persons relating to such Engine arising from such Event of Loss. In addition, upon such transfer Lessor shall request in writing that the Indenture Trustee execute and deliver to Lessee an appropriate instrument releasing such Engine from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment (in respect solely of such Engine) from the assignment and pledge under the Trust Indenture. For all purposes hereof, each such Replacement Engine shall, after such conveyance, be deemed part of the property leased hereunder and shall be deemed an "Engine" as defined herein. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this Section 10(b) shall result in any reduction in Basic Rent.

                 (c) Application of Payments from Governmental Authorities for Requisition of Title or Use. Any payments (other than insurance proceeds the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss resulting from the condemnation, confiscation, theft or seizure of, or requisition of title to or use of, the Airframe or any Engine, other than a requisition for use by any Government or by the government of the country of registry of the

Aircraft not constituting an Event of Loss, will be applied as follows:

              (i) if such payments are received with respect to the Airframe or the Airframe and the Engines or engines installed on the Airframe that has been or is being replaced by Lessee pursuant to Section 10(a), such payments shall be paid over to, or retained by, Lessor and upon completion of such replacement be paid over to, or retained by, Lessee; provided that Lessee shall have fully performed the terms of
         Section 10(a) with respect to the Event of Loss for which such payments are made;

             (ii) if such payments are received with respect to the Airframe or the Airframe and the Engines or engines installed on the Airframe that has not been and will not be replaced pursuant to Section 10(a), such payments shall, after reimbursement of Lessor for costs and expenses, be applied in reduction of Lessee's obligation to pay the Stipulated Loss Value required to be paid by Lessee pursuant to
         Section 10(a), if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments remaining thereafter shall be paid over to, and retained by, Lessee and Lessor, as their interests may appear; and

            (iii) if such payments are received with respect to an Engine under circumstances contemplated by Section 10(b), so much of such payments remaining after reimbursement of Lessor for costs and expenses shall be paid over to, or retained by, Lessee; provided that Lessee shall have fully performed the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

                 (d) Requisition for Use by the Government of the Airframe and the Engines Installed Thereon. In the event of the requisition for use by any Government or by the government of the country of registry of the Aircraft (including for this purpose any agency or instrumentality thereof), including, without limitation, pursuant to the Civil Reserve Air Fleet Program referred to in Section 7(b)(iv), of the Airframe and the Engines or engines installed on the Airframe during the Term, Lessee shall promptly notify Lessor of such requisition and all of Les-see's obligations under this Lease with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred. All payments received by Lessor or Lessee from such Government or government for the use of the Airframe and Engines or engines during the Term for the Aircraft shall be paid over to, or retained by, Lessee. In the case of any requisition for use by the government of the United States (or any agency or instrumentality thereof whose obligations bear the full faith and credit of such government) of the Airframe and Engines or engines installed on the Airframe that would extend beyond the end of the Term, Lessee at its option may, by written notice to Lessor given not more than 30 nor less than 10 days before the end of the Term, elect to declare an Event of Loss with respect to the Airframe and Engines or engines. Subject to the final paragraph of this Section 10(d), such Event of Loss will be deemed to have occurred on the final day of the Term. If Lessee does not so elect to declare an Event of Loss and (1) such requisition fully terminates and (2) the Airframe and Engines or engines are returned to Lessee before the first anniversary of the end of the Term, Lessee shall be obligated to return the Airframe and the Engines or engines to Lessor pursuant to, and in all other respects to comply with the provisions of, Section 5 as soon as practicable after the Airframe and Engines or engines are returned to Lessee unless Lessee shall have exercised its option to purchase the Aircraft pursuant to Sections 9(e), 20(b) or 20(c). In addition, Lessee shall pay to Lessor at monthly intervals (until the earlier of (i) the return of the Aircraft to Lessor pursuant to Section 5 and (ii) the first anniversary of the end of the
Term), an amount equal to the difference, if any, between (A) the daily equivalent of the lesser of (x) 50% of the average annual Basic Rent for the Aircraft payable during the Term (excluding for this purpose the Interim Period) and (y) the fair market rental value of the Aircraft for such period, and (B) the amounts received by Lessor from such government for the use of the Aircraft for such period. All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the first year after the end of the Term for the Aircraft shall be paid over to, or retained by, Lessor unless Lessee shall have exercised its option to purchase the Aircraft pursuant to Section 9(e), 20(b) or 20(c), in which event all such payments received after such purchase shall be paid over to, or retained by, Lessee.





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                                      AF-2

                 If an Event of Loss to the Aircraft shall have occurred as a result of a requisition for use by the government of the United States of America (or any instrumentality or agency thereof whose obligations bear the full faith and credit of such government) that shall have extended more than one year beyond the end of the Term, or if Lessee shall have elected in accordance with the third sentence of this Section 10(d) to declare an Event of Loss as a result of any such requisition that would extend beyond the end of the Term, or if an Event of Loss to the Aircraft shall have occurred as a result of a requisition for use by any other Government or government that shall have extended beyond the end of the Term, Lessor (at the direction of the Owner Participant) at its option may, by written notice to Lessee given not more than 20 days after receiving notice of any such Event of Loss or election, waive the occurrence of such Event of Loss. In the event that Lessor waives the occurrence of an Event of Loss, Lessee shall, no later than the later of
(i) the date on which such Event of Default would have occurred and (ii) the tenth day after Lessee shall have received such notice from Lessor, transfer to Lessor all of Lessee's right, title and interest to the Airframe and any Engine subject to such requisition under the agreement or agreements relating to such requisition. Upon such transfer, (1) the obligation of Lessee to pay Basic Rent shall terminate, (2) the obligation of Lessee to pay Supplemental Rent (subject to Section 3(f), other than payments of Supplemental Rent to be made by Lessee (x) surviving pursuant to Section 10 of the Tax Indemnity Agreement or Section 7(d) of the Participation Agreement, (y) pursuant to clause (ii) of the second sentence of Section 3(c) hereof, or (z) in respect of liabilities and obligations of Lessee which have accrued under any of the Operative Documents but not been paid or which are in dispute as of the date of such transfer) shall terminate, (3) all other obligations of Lessee under the Lease, including, without limitation, any obligation to return the Aircraft in accordance with Section 5 thereof shall terminate and (4) the Term for the Aircraft shall end. In addition, in the event that any Engine shall not be subject to such requisition for use at the time of such transfer, Lessee shall return such Engine to Lessor in accordance with Section 5 hereof.

                 (e) Requisition for Use by the Government of an Engine. In the event of the requisition for use by any Government or by the government of the country of registry





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                                      AF-2
of the Aircraft (including for this purpose any agency or instrumentality thereof) of any Engine (but not the Airframe), Lessee will replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by Lessor or Lessee from such Government or government with respect to such requisition shall be paid over to, or retained by, Lessee.

                 (f) Application of Payments During Existence of Event of Default. Any amount referred to in clause (i), (ii) or (iii) of Section 10(c),
Section 10(d) or Section 10(e) which is payable to Lessee shall not be paid to Lessee, or if it has been previously paid directly to Lessee, shall not be retained by Lessee, if at the time of such payment an Event of Default (or event that with lapse of time would constitute an Event of Default under
Section 14(a), 14(g), 14(h) or 14(i)) shall have occurred and be continuing, but shall be paid to and held by the Lessor as security for the obligations of Lessee under this Lease and, subject to the Trust Indenture, applied against Lessee's payment obligations hereunder when and as they become due and payable, and at such time as there shall not be continuing any such Event of Default or event, such amount shall be paid to Lessee to the extent not applied in accordance with this sentence, provided that if any such amount has been so held by Lessor as security for more than 90 days during which period (i) Lessor shall not have been limited by operation of law or otherwise from exercising remedies hereunder or (ii) Lessor shall not have commenced to exercise any remedy available to it under Section 15, then such amount shall be paid to Lessee to the extent not applied as provided above.

                 Section 11. Insurance. (a) Airline Liability Insurance. Subject to the rights of Lessee to establish and maintain self-insurance with respect to bodily injury and property damage liability insurance for aircraft and engines (including the Aircraft and Engines) in the manner and to the extent specified in the next sentence, Lessee will carry, or cause to be carried, at no expense to Lessor, the Indenture Trustee, any Loan Participant or the Owner Participant, airline liability insurance (including coverage for bodily injury, contractual liability, passenger legal liability and property damage liability (exclusive of manufacturer's product liability insurance)) with respect to the Aircraft (i) in amounts which are not





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                                      AF-2
less than the airline liability insurance applicable to similar aircraft and engines which comprise Lessee's fleet on which Lessee carries insurance, provided that such liability insurance shall not be less than the amount certified to Lessor and the Indenture Trustee on the Delivery Date, (ii) of the type usually carried by corporations engaged in the same or similar business, similarly situated with Lessee, and owning or operating similar aircraft and engines and covering risks of the kind customarily insured against by Lessee (including, without limitation, war risk and allied perils insurance), and
(iii) which is maintained in effect with insurers of recognized responsibility. Lessee may self-insure, by way of deductible or premium adjustment provisions in insurance policies, the risks required to be insured against pursuant to the preceding sentence, but in no case shall the self-insurance (including the self-insurance permitted by Section 11(b)) with respect to all of the aircraft and engines in Lessee's fleet (including, without limitation, the Aircraft) exceed for any 12-month policy year the lesser of (x) 50% of the largest replacement value of any single aircraft in Lessee's fleet or (y) 1-1/2% of the average aggregate insurable value (for the preceding year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance; provided that, in the event that there shall have occurred a material adverse change in the financial condition of Lessee from such condition as is reflected in the consolidated financial statements of Lessee at December 31, 1982, then, upon not less than 30 days' written notice from Lessor to Lessee, Lessee will, until Lessee's financial condition is on an overall basis equivalent to its financial condition at December 31, 1982, reduce the self-insurance permitted hereunder to such reasonable amount as Lessor may require; provided, further, that a deductible per occurrence utilized to reduce handling that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry, shall be permitted in addition to the above-mentioned self-insurance. Any policies of insurance carried in accordance with this Section 11(a) and any policies taken out in substitution or replacement for any of such policies (A) shall name Lessor, as lessor of the Aircraft and in its individual capacity, the Indenture Trustee and each Participant as additional insureds as their respective Interests may appear (and, so long as the Owner Participant is a direct or indirect subsidiary of American Telephone and Telegraph Company, shall name AT&T Capital Corporation and American Telephone and Tele-graph Company, and all Affiliates of each, as additional insureds), (B) shall provide that in respect of the respective Interests of Lessor, of the Indenture Trustee and of each Participant in such policies the insurance shall not be invalidated by any action or inaction of Lessee and shall insure Lessor's, the Indenture Trustee's and such Participant's (and, if applicable, the Owner Participant's Affiliates') Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee, (C) shall provide that, if such insurance is cancelled for any reason whatever, or any substantial change is made in the policy which affects the coverage certified hereunder to Lessor, the Indenture Trustee or any Participant (or, if applicable, Affiliates of the Owner Participant), or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Lessor, the Indenture Trustee or such Participant (or, if applicable, any Affiliate of the Owner Participant) for 30 days (seven days, or such other period as is customarily obtainable in the industry, in the case of any war risk and allied perils coverage) after receipt by Lessor, by the Indenture Trustee or by such Participant, respectively, of written notice from such insurers of such cancellation, change or lapse, (D) shall provide that neither Lessor, the Indenture Trustee nor any Participant (or any Affiliate of the Owner Participant) shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) shall provide that the insurers shall waive (i) any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, which they may have against Lessor, the Indenture Trustee or any Participant (or any Affiliate of the Owner Participant) and (ii) any rights of subrogation against Lessor, the Indenture Trustee or any Participant (or any Affiliate of the Owner Participant) to the extent that Lessee has waived its rights by its agreements to indemnify any such party pursuant to this Lease or the Participation Agreement; provided that the exercise by such insurers of rights of subrogation derived from the rights retained by Lessee shall not, in any way, delay payment of any claim that would otherwise be payable by such insurers but for the existence of rights of subrogation derived from rights retained by Lessee, (F) shall be primary without right of contribution from any other insurance which may be carried by Lessor, the Indenture Trustee or any Participant (or any Affiliate of the Owner Participant) with respect to





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                                      AF-2
its Interests as such in the Aircraft and (G) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. "Interests" as used in this Section 11(a) and Section 11(b) with respect to any Person means the interests of such Person in its capacity as Lessor, Owner Trustee (including in its individual capacity under the Participation Agreement), Indenture Trustee or Participant (or, if applicable, as Affiliates of the Owner Participant), as the case may be, in the leasing transaction contemplated by this Lease, the Participation Agreement and the Indenture. Lessee shall arrange for appropriate certification that the requirements of this Section 11(a) have been met to be made to Lessor, the Indenture Trustee, the Original Loan Participant and the Owner Participant (and the Indenture Trustee may furnish such certificates to each Loan Participant) as soon as practicable by each insurer or its authorized representative with respect thereto, provided that all information contained therein shall be held confidential by Lessor, the Indenture Trustee and each Participant and shall not be furnished or disclosed by them to anyone other than (i) their Affiliates and their officers, directors and employees and those of their Affiliates, (ii) their bank examiners, auditors, accountants, agents, underwriters, lenders, rating agencies, insurance brokers and legal counsel, (iii) as required by applicable law, governmental regulation or judicial process, (iv) to such other Persons as may be reasonably necessary to enforce Lessor's, the Owner Participant's, the Indenture Trustee's or any Loan Participant's rights hereunder, (v) to the extent such information is made public by Lessee (including by filings with the Federal Aviation Administration or the Securities and Exchange Commission) and (vi) any Person with whom any Participant is in good faith conducting negotiations relating to the possible transfer and sale of such Participant's Certificates (or participations therein) or interest in the Aircraft, as the case may be, if such Person shall have entered into an agreement similar to that contained in this Section 11(a) whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. In the case of a sublease or contract with any Government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by any Government, a valid agreement, reasonably satisfactory to Lessor and the Owner Participant, to indemnify Lessee against any of the risks which Lessee is required hereunder to insure against by such Government shall be considered adequate insurance to the extent of the risks and in the amounts that are the subject of any such agreement to indemnify.

                 (b) Insurance Against Loss or Damage to Aircraft. Subject to the rights of Lessee to establish and maintain self-insurance with respect to loss or damage to aircraft (including the Aircraft) in the manner and to the extent specified in the next sentence, Lessee shall maintain, or cause to be maintained, in effect with insurers of recognized responsibility, at no expense to Lessor, the Indenture Trustee or any Participant, all-risk aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines or Parts while removed from the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by Lessee or other United States air carriers as to which there are in force certificates issued pursuant to Section 401 of the Federal Aviation Act (or any successor provision that gives like authority) and which are engaged in the same or similar business and are similarly situated with Lessee with respect to similar aircraft owned or operated by Lessee or by such United States air carriers, as the case may be, on the same routes) which is of the type and in substantially the amount usually carried by corporations engaged in the same or similar business and similarly situated with Lessee; provided that (i) such insurance (including the permitted self-insurance) shall at all times while the Aircraft is subject to this Lease be for an amount not less than the Stipulated Loss Value for the Aircraft from time to time and (ii) such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by Lessee. Lessee may self-insure, by way of deductible or premium adjustment provisions in insurance policies, the risks required to be insured against pursuant to the preceding sentence, but in no case shall the self-insurance (including the self-insurance permitted by Section 11(a)) with respect to all of the aircraft and engines in Lessee's fleet (including, without limitation, the Aircraft) exceed for any 12-month policy year the lesser of (i) 50% of the largest replacement value of any single aircraft in Lessee's fleet or (ii) 1-1/2% of the average aggregate insurable value (for the preceding year) of all aircraft (including, without limitation, the Air-craft) on which Lessee carries insurance; provided that, in the event that there shall have occurred a material adverse change in the financial condition of Lessee from such condition as is reflected in the consolidated financial statements of Lessee at December 31, 1982, then, upon not less than 30 days' written notice from Lessor to Lessee, Lessee will, until Lessee's financial condition is on an overall basis equivalent to its financial condition at December 31, 1982, reduce the self-insurance permitted hereunder to such reasonable amount as Lessor may require; provided, further, that a deductible per occurrence utilized to reduce handling that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry, shall be permitted in addition to the above-mentioned self-insurance. Any policies carried in accordance with this Section 11(b) and any policies taken out in substitution or replacement for any such policies (A) shall provide that any loss up to the amount of Stipulated Loss Value for any loss or damage constituting an Event of Loss with respect to the Aircraft, and any loss in excess of $7,000,000, up to the amount of Stipulated Loss Value, for any loss or damage to the Aircraft (or Engines) not constituting an Event of Loss with respect to the Aircraft, shall be paid to the Indenture Trustee as long as the Trust Indenture shall not have been discharged pursuant to the terms and conditions thereof, and thereafter to Lessor, unless, in each case, the insurer shall have received notice that an Event of Default exists, in which case all insurance proceeds up to Stipulated Loss Value shall be payable to the Indenture Trustee or Lessor, as the case may be, (B) shall provide that in respect of the respective Interests of Lessor, of the Indenture Trustee and of each Participant in such policies the insurance shall not be invalidated by any action or inaction of Lessee and shall insure Lessor's, the Indenture Trustee's and such Participant's Interests, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee, (C) shall provide that, if such insurance is cancelled for any reason whatever, or any material change is made in the policy which affects the coverage certified hereunder to Lessor, the Indenture Trustee or any Participant, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Lessor, the Indenture Trustee or such Participant for 30 days (seven days, or such other period as may from time to time be customarily obtainable in the industry, in the case of any war risk and allied perils coverage) after receipt by Lessor, the Indenture Trustee or such Participant, respectively, of written notice from such insurers of such cancellation, change or lapse, (D) shall be primary without right of contribution from any other insurance which may be carried by Lessor, the Indenture Trustee or any Participant with respect to its Interests as such in the Aircraft and (E) shall provide that the insurers shall waive (i) any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, which they may have against Lessor, the Indenture Trustee or any Participant and (ii) any rights of subrogation against Lessor, the Indenture Trustee and any Participant to the extent that Lessee has waived its rights by its agreements to indemnify any such party pursuant to this Lease or the Participation Agreement; provided that the exercise by such insurers of rights of subrogation derived from rights retained by Lessee shall not, in any way, delay payment of any claim that would otherwise be payable by such insurers but for the existence of rights of subrogation derived from rights retained by Lessee. Lessee shall arrange for appropriate certification that the requirements of this Section 11(b) have been met to be made promptly to Lessor, the Indenture Trustee, the Original Loan Participant and the Owner Participant (and the Indenture Trustee shall furnish such certification to each Loan Participant) by each insurer or its authorized representative with respect thereto, provided that all information contained therein shall be held confidential by Lessor, the Indenture Trustee and each Participant and shall not be furnished or disclosed by them to anyone other than (i) their Affiliates and their officers, directors and employees and those of their Affiliates, (ii) their bank examiners, auditors, accountants, agents, underwriters, lenders, rating agencies, insurance brokers and legal counsel, (iii) as required by applicable law, governmental regulation or judicial process, (iv) to such other Persons as may be reasonably necessary to enforce Lessor's, the Owner Participant's or the Indenture Trustee's rights hereunder, (v) to the extent such information is made public by Lessee (including by filings with the Federal Aviation Administration or the Securities and Exchange Commission) and
(vi) any Person with whom any Participant is in good faith conducting negotiations relating to the possible transfer and sale of such Participant's Certificates (or participations therein) or interest in the Aircraft, as the case may be, if such Person shall have entered into an agreement similar to that contained in this Section 11(b) whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. In the case of a sublease or contract with any Government in respect of the Aircraft or any Engine, or in the case of any requisition for use of the Aircraft or any Engine by any Government, a valid agreement, reasonably satisfactory to Lessor and the Owner Participant, to indemnify Lessee against any of the risks which Lessee is required hereunder to insure against by such Government in any amount up to the Stipulated Loss Value of the Aircraft from time to time shall be considered adequate insurance to the extent of the risks and in the amounts that are the subject of any such agreement to indemnify.

                 As between Lessor and Lessee it is agreed that all insurance payments received under policies required to be maintained by Lessee hereunder, exclusive of any payments received in excess of the Stipulated Loss Value for the Aircraft from such policies, as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

                 (x) if such payments are received with respect to the Airframe or the Airframe and any Engines or engines installed on the Airframe that has been or is being replaced by Lessee as contemplated by Section 10(a), such payments shall be paid over to, or retained by, Lessor, and upon completion of such replacement be paid over to, or retained by, Lessee; provided that Lessee shall have fully performed the terms of Section 10(a) with respect to the Event of Loss for which such payments are made;

                 (y) if such payments are received with respect to the Airframe or the Airframe and any Engines or engines installed thereon that has not been and will not be replaced as contemplated by Section 10(a), so much of such payments remaining after reimbursement of Lessor for costs and expenses as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to Section 10(a) shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss

         Value, and the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, Lessee; and

                 (z) if such payments are received with respect to an Engine under the circumstances contemplated by Section 10(b), so much of such payments remaining after reimbursement of Lessor for costs and expenses shall be paid over to, or retained by, Lessee; provided that Lessee shall have fully performed the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

                 As between Lessor and Lessee the insurance payment for any loss or damage to the Aircraft in excess of the Stipulated Loss Value for the Aircraft shall be paid to Lessee.

                 As between Lessor and Lessee the insurance payments for any loss or damage to the Airframe or an Engine not constituting an Event of Loss with respect to the Airframe or such Engine will be applied in payment (or to reimburse Lessee) for repairs or for replacement property in accordance with the terms of Sections 7 and 8, and any balance remaining after compliance with such Sections with respect to such loss shall be paid to Lessee. Any amount referred to in the preceding sentence or in clause (x), (y) or (z) of the second preceding paragraph which is payable to Lessee shall not be paid to Lessee or, if it has been previously paid directly to Lessee, shall not be retained by Lessee, if at the time of such payment an Event of Default (or event that with lapse of time would constitute an Event of Default under
Section 14(a), 14(g), 14(h) or 14(i)) shall have occurred and be continuing, but shall be paid to and held by the Indenture Trustee, or if the Trust Indenture shall have been terminated pursuant to the terms thereof, Lessor, as security for the obligations of Lessee under this Lease, and may be applied against Lessee's payment obligations hereunder when and as they become due and payable, and at such time as there shall not be continuing any such Event of Default or event, such amount shall be paid to Lessee, to the extent not applied in accordance with this sentence, provided that if any such amount has been so held by Lessor as security for more than 180 days during which period
(i) Lessor shall not have been limited by operation of law or otherwise from exercising remedies hereunder and (ii) Lessor shall not have exercised any remedy available to it under Section 15, then such amount shall be paid to Lessee.

                 (c) Reports, Etc. On or before the Delivery Date, and annually upon renewal of Lessee's insurance coverage, Lessee will furnish to Lessor, the Indenture Trustee, the Original Loan Participant and the Owner Participant (and the Indenture Trustee shall furnish to each Loan Participant) a report signed by a firm of independent aircraft insurance brokers appointed by Lessee, stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof; provided that all information contained in such report shall be held confidential by Lessor, the Indenture Trustee and each Participant and shall not be furnished or disclosed by them to anyone other than (i) their Affiliates and their officers, directors and employees and those of their Affiliates, (ii) their bank examiners, auditors, accountants, agents, underwriters, lenders, rating agencies, insurance brokers and legal counsel, (iii) as required by applicable law, governmental regulation or judicial process, (iv) to such other Persons as may be reasonably necessary to enforce Lessor's, the Owner Participant's or the Indenture Trustee's rights hereunder, (v) to the extent such information is made public by Lessee (including by filings with the Federal Aviation Administration or the Securities and Exchange Commission) and (vi) any Person with whom any Participant is in good faith conducting negotiations relating to the possible transfer and sale of such Participant's Certificates (or participations therein) or interest in the Aircraft, as the case may be, if such Person shall have entered into an agreement similar to that contained in this Section 11(c) whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. Lessee will cause such firm to advise Lessor, the Indenture Trustee, the Original Loan Participant and the Owner Participant, in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee of which such firm has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. Lessee will also cause such firm to advise Lessor, the Indenture Trustee, the Original Loan Participant and the Owner Participant, in writing as promptly as practicable after such firm acquires knowledge that an interruption or reduction of any insurance carried and maintained on the Aircraft pursuant to the provisions of this Section 11 will occur.

                 (d) Insurance for Own Account. Nothing in this Section 11 shall limit or prohibit the Owner Participant (either directly or in the name of the Owner Trustee) or Lessee from obtaining insurance for its own account with respect to the Airframe or any Engine and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that (i) no such insurance may be obtained which would limit or otherwise adversely affect the coverage or amounts payable under insurance required to be maintained pursuant to this Section 11, it being understood that all salvage rights to the Airframe or such Engine shall remain with Lessee's insurers at all times, and (ii) the Owner Participant may obtain hull insurance on the Aircraft only to the extent the procurement of such insurance does not have an adverse effect on Lessee's ability or cost to obtain such insurance, except that the limitation in the foregoing clause (i) on the Owner Participant's right to obtain liability insurance shall not apply during any period in which Lessee is providing a Government indemnity in lieu of the liability insurance required by Section 11(a) and the limitations in clauses (i) and (ii) on the Owner Participant's rights to obtain hull insurance shall not apply during any period in which Lessee is providing a Government indemnity in lieu of the hull insurance required by Section 11(b).

                 Section 12. Inspection. At all reasonable times during the Term, but upon at least 5 days' prior written notice to Lessee, Lessor, the Original Loan Participant or the Indenture Trustee or any of their respective authorized representatives may at their own expense and risk conduct a visual walk-around inspection of the Aircraft and any Engine (including a visual walk-around inspection of the Aircraft during any regularly scheduled heavy maintenance visit for the Aircraft conducted by Lessee during the Term) and may inspect the books and records of Lessee relating thereto; provided that (a) such representatives shall be fully insured to the reasonable satisfaction of Lessee by Lessor, the Original Loan Participant or the Indenture Trustee, as the case may be, with respect to any risks incurred in connection with any such inspection, (b) any such inspection shall be subject to the safety, security and workplace rules applicable at





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the location where such inspection is conducted and any applicable governmental rules or regulations and (c) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit. All information obtained in connection with any such inspection shall be held confidential by Lessor, the Indenture Trustee and each Participant and shall not be furnished or disclosed by them to anyone (it being understood that each Loan Participant may disclose such information to any other Loan Participant or to any holder of a participation in such Loan Participant's Certificates) other than (i) their Affiliates and their officers, directors and employees and those of their Affiliates, (ii) their bank examiners, auditors, accountants, agents, legal counsel, underwriters, lenders, rating agencies and authorized insurance brokers, (iii) as required by applicable law, governmental regulation or judicial process, (iv) to such other Persons as may be reasonably necessary to enforce Lessor's, the Owner Participant's or the Indenture Trustee's rights hereunder, (v) to the extent such information is made public by Lessee (including by filings with the Federal Aviation Administration or the Securities and Exchange Commission) and
(vi) any Person with whom any Participant is in good faith conducting negotiations relating to the possible transfer and sale of such Participant's Certificates (or participations therein) or interest in the Aircraft, as the case may be, if such Person shall have entered into an agreement similar to that contained in this Section 12 whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority or as may be necessary for the enforcement of this Lease by Lessor or the Indenture Trustee. Lessee will, upon the request of Lessor, the Original Loan Participant or the Indenture Trustee at any time, notify Lessor, the Original Loan Participant or the Indenture Trustee, as the case may be, of the time and location of the next scheduled heavy maintenance visit to be conducted by Lessee in respect of the Aircraft during the Term; provided that Lessee shall have the right in its sole discretion to reschedule, or change the location of, any maintenance visit of which it shall have notified Lessor, the Original Loan Participant or the Indenture Trustee pursuant to this sentence, Lessee hereby agreeing to use reasonable efforts to notify Lessor, the Original Loan





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                                      AF-2
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Participant or the Indenture Trustee, as the case may be, of any such rescheduling or change. None of Lessor, the Indenture Trustee or any Participant shall have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. No inspection pursuant to this Section 12 shall relieve Lessee of any of its obligations under this Lease. No inspection pursuant to this Section 12 shall interfere with the use, operation or maintenance of the Aircraft or the normal conduct of Lessee's business, and Lessee shall not be required to undertake or incur any additional liabilities in connection therewith.

                 Section 13. Assignment, Citizenship, Etc. Except as otherwise provided in Section 7(b) or in the case of any requisition for use by any Government referred to in Section 7(a), Lessee will not, without the prior written consent of Lessor, assign any of its rights hereunder, except as permitted by Section 13 of the Participation Agreement. Except as elsewhere herein provided or as expressly permitted by the provisions of the Participation Agreement, Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft; provided, however, that, in each case where so provided or permitted, the transferee shall be domiciled in the United States, shall be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act and shall assume all of the obligations of Lessor under this Lease. To the extent required to entitle the Owner Trustee as Lessor under this Lease to the benefits of Section 1110 of the Bankruptcy Code, Lessee shall maintain in force a certificate issued pursuant to Section 401 of the Federal Aviation Act or any successor provision that gives like authority. The terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective permitted successors and assigns.

                 Section 14. Events of Default. The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied:





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                                      AF-2
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                 (a)  Lessee shall fail to make any payment of Basic Rent,
         Break Amount, Stipulated Loss Value or Termination Value within 15 days after the same shall have become due or of any other amount of Supplemental Rent within 15 days after written notice of such failure by Lessor or the Indenture Trustee; or

                 (b) Lessee shall fail to carry and maintain insurance on or with respect to the Aircraft in accordance with the provisions of
         Section 11; provided that, in the case of insurance with respect to which cancellation, change or lapse for nonpayment of premium shall not be effective as to Lessor, the Indenture Trustee or any Participant (or, if applicable, any Affiliate of the Owner Participant) for 30 days (seven days, or such other period as may from time to time be customarily obtainable in the industry, in the case of any war risk and allied perils coverage) after receipt of notice by Lessor, the Indenture Trustee or any Participant of such cancellation, change or lapse, no such failure to carry and maintain insurance shall constitute an Event of Default hereunder until the earlier of (i) the date such failure shall have continued unremedied for a period of 20 days (five days in the case of any war risk and allied perils coverage) after receipt by Lessor of the notice of cancellation, change or lapse referred to in Section 11(a)(C) or 11(b)(C), or (ii) such insurance not being in effect as to any of Lessor, the Indenture Trustee and any Participant (or, if applicable, any Affiliate of the Owner Participant); or

                 (c) Lessee shall operate the Aircraft at a time when public liability insurance required by Section 11(a) shall not be in effect; or

                 (d) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder or under the Participation Agreement, any Lease Supplement, the Bills of Sale or the Purchase Agreement Assignment, and such failure shall continue unremedied for a period of 30 days after written notice thereof by Lessor or the Indenture Trustee; provided that, if such failure is capable of being remedied, so long as Lessee is diligently proceeding to remedy such failure (other than a failure to perform or observe the





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                                      AF-2
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         provisions of the penultimate sentence of Section 13), no such failure shall constitute an Event of Default hereunder for a period of up to 270 days; or

                 (e) any material representation or warranty made by Lessee in this Lease or in the Participation Agreement, any Lease Supplement, the Bills of Sale or the Purchase Agreement Assignment or in any document furnished by Lessee pursuant hereto or thereto (other than in the Tax Indemnity Agreement or any document furnished by Lessee pursuant thereto) shall prove to have been incorrect in any material respect at the time made, and such incorrectness shall continue to be material and unremedied for a period of 30 days after written notice thereof by Lessor or the Indenture Trustee; or

                 (f) Lessee shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors; or

                 (g) Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee shall by voluntary petition or answer, consent to or seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

                 (h) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of any substantial part of its property, or sequestering any substantial part of the property of Lessee, and any such order, judgment, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or





                                       77

                                      AF-2
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                 (i)  a petition against Lessee in a proceeding under the
         Federal bankruptcy laws or other insolvency laws, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within 90 days thereafter, or, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days;

provided that, notwithstanding anything to the contrary contained in this Lease, any failure of Lessee to perform or observe any covenant, condition, or agreement herein shall not constitute an Event of Default if such failure is caused solely by reason of an event referred to in the definition of "Event of Loss" so long as Lessee is continuing to comply with the applicable terms of
Section 10.

                 Section 15. Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default by a written notice to Lessee (provided that this Lease shall be deemed to have been declared in default without the necessity of such written notice upon the occurrence of any Event of Default described in paragraph (g), (h) or (i) of
Section 14 hereof); and at any time thereafter, so long as Lessee shall not have remedied all outstanding Events of Default, Lessor may do one or more of the following with respect to all or any part of the Airframe and any Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect; provided that during any period when the Aircraft is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 7(b) and in the possession of the United States government or an instrumentality or agency thereof, Lessor shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit Lessee's control under this Lease (or any sublessee's control under any sublease permitted by the terms of this Lease) of any Airframe or any Engines, unless at least 60 days' (or such lesser period as may then be applicable under the Military Airlift Command Program





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                                      AF-2
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of the United States Government) prior written notice of default hereunder shall have been given by Lessor by registered or certified mail to Lessee (or any sublessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under any contract with Lessee (or any sublessee) relating to the Aircraft:

                 (a) cause Lessee, upon the written demand of Lessor and at Lessee's expense, to return promptly, and Lessee shall return promptly, all or such part of the Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5, as if the Airframe or such Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Airframe or any Engine are located and take immediate possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that the Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by Lessee, may, at the option of Lessor, be exchanged with Lessee for an Engine in accordance with the provisions of Section 5(b)) by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession or removal, whether for the restoration of damage to property caused by such taking or otherwise;

                 (b) sell all or any part of the Airframe and any Engine at public or private sale, whether or not Lessor shall at the time have possession thereof, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframe or such Engine as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee except as hereinafter set forth in this Section 15 and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except to the extent required by paragraph (d) below if Lessor





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                                      AF-2
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         elects to exercise its rights under such paragraph (d) in lieu of its rights under paragraph (c) below;

                 (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to all or any part of the Airframe or any Engine, Lessor, by written notice to Lessee specifying a payment date (which date shall be deemed to be a "Termination Date" for purposes of computing Termination Value) which shall be not earlier than 30 days from the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for Lease Periods commencing on or after the Lease Period Date next preceding the payment date specified in such notice), if the Termination Date is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance) or, if the Termination Date is not a Lease Period Date and if Basic Rent is payable in arrears during the Lease Period commencing on the Lease Period Date next preceding the Termination Date, an amount equal to the Accrued Arrears Basic Rent for the period from and including such Lease Period Date to but excluding the Termination Date, less any credit to which Lessee shall be entitled as hereinafter in this Section 15(c) provided, plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, on such amount at the applicable Overdue Rate from the Termination Date to but excluding the date of actual payment): (i) an amount equal to the excess, if any, of the Termination Value for the Airframe or such Engine or part thereof, computed as of the payment date specified in such notice, over the aggregate fair market rental value (computed as hereafter provided in this Section 15) of the Airframe or such Engine or part thereof for the remainder of the Term, after discounting such aggregate fair market rental value semi-annually (effective on the Lease Period Dates)





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                                      AF-2
         to present worth as of the payment date specified in such notice at the Assumed Debt Rate; or (ii) an amount equal to the excess, if any, of the Termination Value for the Airframe or such Engine or part thereof computed as of the payment date specified in such notice, over the fair market sales value (computed as hereafter provided in this Section 15) of the Airframe or such Engine or part thereof as of the payment date specified in such notice; provided that if the Termination Date is not a Lease Period Date and if any portion of the Basic Rent installment paid in respect of the Lease Period commencing on the Lease Period Date next preceding the Termination Date is designated in Exhibit A-1 to the Rent Schedule as having been payable in advance, Lessee shall, if and so long as it shall have paid in full all Rent otherwise payable by it hereunder or pursuant hereto, be entitled to a credit against the amounts payable by it pursuant to this Section 15(c) in an amount equal to the lesser of the Unearned Advance Basic Rent as of the Termination Date and the amount, if any, by which such aggregate fair market rental value or such fair market sales value, as the case may be, exceeds such Termination Value; and provided, further, that in the event that the amount calculated pursuant to this sentence to be credited exceeds the amount payable by Lessee pursuant to this Section 15(c) and any other amounts payable by Lessee hereunder as a result of the applicable Event of Default or the exercise of Lessor's remedies with respect thereto, the Owner Participant will be obligated to rebate an amount equal to such excess to Lessee;

                 (d) in the event Lessor, pursuant to paragraph (b) above, shall have sold all or any part of the Airframe or any Engine, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to the Airframe or such Engine or part thereof, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale (which date shall be deemed a "Termination Date" for purposes of computing Termination Value), as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for Lease Periods commencing on or after the Lease Period Date next preceding the date of such sale), if the Termination Date is a Lease Period Date, the Basic Rent installment due and payable on that date





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                                      AF-2
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         pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance) or, if the Termination Date is not a Lease Period Date and if Basic Rent is payable in arrears during the Lease Period commencing on the Lease Period Date next preceding the Termination Date, an amount equal to the Accrued Arrears Basic Rent for the period from and including such Lease Period Date to but excluding the Termination Date, less any credit to which Lessee shall be entitled as hereinafter in this Section 15(d) provided, plus the amount of any deficiency between the net proceeds of such sale and the Termination Value for the Airframe or such Engine or part thereof, computed as of the date of such sale; provided that if the Termination Date is not a Lease Period Date and if any portion of the Basic Rent installment paid in respect of the Lease Period commencing on the Lease Period Date next preceding the Termination Date is designated in Exhibit A-1 to the Rent Schedule as having been payable in advance, Lessee shall, if and so long as it shall have paid in full all Rent otherwise payable by it hereunder or pursuant hereto, be entitled to a credit against the amounts payable by it pursuant to this Section 15(d) in an amount equal to the lesser of the Unearned Advance Basic Rent as of the Termination Date and the amount, if any, by which such net proceeds of such sale exceed such Termination Value; and provided, further, that in the event that the amount calculated pursuant to this sentence to be credited exceeds the amount payable by Lessee pursuant to this Section 15(d) and any other amounts payable by Lessee hereunder as a result of the applicable Event of Default or the exercise of Lessor's remedies with respect thereto, the Owner Participant will be obligated to rebate an amount equal to such excess to Lessee; and

                 (e) Lessor may rescind this Lease as to the Airframe and any or all Engines, or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action or actions, either at law or in equity, to enforce the terms or to recover damages for the breach hereof.





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                                      AF-2
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                 In addition, Lessee shall be liable, except as otherwise
provided in paragraphs (c) and (d) above and without limiting the effect of the penultimate sentence of Section 3(c), without duplication of any amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the retaking or return of the Airframe or any Engine in accordance with the terms of Section 5 or in placing such Airframe or Engine in the condition and airworthiness required by such Section; provided that, if Lessee returns or surrenders possession of all or any part of the Airframe or any Engine in accordance with this Section 15 and Lessor does not within 365 days after the date of such return or surrender exercise its rights under paragraph (c) or (d) above with respect to such Airframe or Engine or part thereof, there shall be deducted from each payment of Basic Rent becoming due after the expiration of such 365-day period an amount equal to the quotient obtained by dividing the aggregate fair market rental value (computed as hereafter provided in this Section 15) of such Airframe or Engine or part thereof, for the remainder of the Term after the expiration of such 365-day period (computed as of the date of such expiration), by the number of Basic Rent installments remaining with respect to the Aircraft after the expiration of such 365-day period to the end of the Term; and provided, further, that Lessor and Lessee agree that, notwithstanding anything to the contrary set forth in this Lease, the Trust Indenture, the Participation Agreement, the Tax Indemnity Agreement or any other document or instrument relating hereto or thereto, Lessee shall have no responsibility or liability for any amounts payable to any Loan Participant in respect of the Break Amount, if any, payable with respect to the Certificates as a result of (x) a purchase of the Certificates pursuant to Section 2.13 of the Trust Indenture as a result of an Indenture Default that does not also constitute an Event of Default or
(y) an Indenture Default that does not also constitute an Event of Default.
For purposes of paragraph (c) above and the preceding sentence, the "aggregate fair market rental value" or the "fair market sales value" of the Airframe or any Engine or any part thereof shall be as specified in an Independent Appraisal. At any sale of the Airframe or any Engine or part thereof pursuant to this Section 15, Lessor





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                                      AF-2
or any Participant may bid for and purchase such property. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

                 Section 16. Single Transaction. Lessor and Lessee agree that the transactions contemplated by this Lease, the Participation Agreement, the Tax Indemnity Agreement, the other Operative Documents and the Rent Schedule are intended to and shall be construed to constitute one transaction. Lessee and Lessor hereby acknowledge that this Lease is a "lease" for purposes of
Section 1110 of the Bankruptcy Code. So long as said Section 1110, or any successor or comparable provision affording protection to lessors of aircraft from the automatic stay under the Bankruptcy Code (then in effect) is in effect, Lessee hereby agrees that it will not, in connection with any bankruptcy proceeding involving Lessee, take a position in the United States Bankruptcy Court that is inconsistent with Lessor's rights under said Section 1110 or said successor or comparable provision.

                 Section 17. Further Assurances; Financial Information. Forthwith upon the execution and delivery of each Lease Supplement and Trust Agreement and Indenture Supplement, Lessee will cause such Lease Supplement and Trust Agreement and Indenture Supplement (and, in the case of the initial Lease Supplement and Trust Agreement and Indenture Supplement with respect to the Aircraft, this Lease, the Trust Indenture and the Trust Agreement) to be duly filed and recorded in accordance with the Federal Aviation Act or the applicable government of registry of the Aircraft if the Aircraft has been registered in another jurisdiction pursuant to Section 7(a). In addition, each of Lessor and Lessee will promptly and duly execute and deliver to the other party hereto such further documents and assurances and take such further action as such other party may from time to time reasonably request in order effectively to carry out the intent and purpose of this Lease, including, without limitation, if requested by Lessor, the execution and delivery of supplements or amendments hereto or, in the case of Lessor, to the Trust Indenture, in recordable form, subjecting to this Lease and, in the case of Lessor, to the Trust Indenture, any Replacement Airframe or Replacement Engine and the recording or filing of counterparts hereof or thereof, in accordance with the laws of such jurisdictions as Lessor may from time to time deem advisable; provided that this sentence is not intended to impose upon Lessee any additional liabilities not otherwise contemplated by this Lease and the Participation Agreement. Lessee also agrees to furnish Lessor, the Owner Participant, the Original Loan Participant and the Indenture Trustee (i) within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of Lessee, a consolidated balance sheet of Lessee and its consolidated subsidiaries prepared by it as of the close of such period, together with the related consolidated statements of income and cash flows for such period, (ii) within 120 days after the close of each fiscal year of Lessee, a consolidated balance sheet of Lessee and its consolidated subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income and cash flows for such fiscal year, as certified by independent public accountants, (iii) within 120 days after the close of each fiscal year of Lessee, a certificate of Lessee, signed by a Responsible Officer of Lessee and addressed to Lessor, the Indenture Trustee, the Original Loan Participant and the Owner Participant, to the effect that the signer has reviewed the relevant terms of this Lease and the Participation Agreement and has made, or caused to be made under his supervision, a review of the transactions and condition of Lessee during the accounting period covered by the financial statements referred to in clause
(ii) above, and that such review has not disclosed the existence during such accounting period, nor does the signer have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Lessee has taken or is taking or proposes to take with respect thereto, and
(iv) from time to time such other non-confidential information as Lessor or the Indenture Trustee may reasonably request.





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                                      AF-2
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                 Section 18.  Notices.  All notices required under the terms and provisions of this Lease shall be in English and in writing, and any such notice may be given by United States mail, courier service, telegram, telex, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, cable or facsimile) or any other customary means of communication, and any such notice shall be effective when delivered (i) if to Lessee, to P.O. Box 619616, Dallas/Fort Worth International Airport, Texas 75261-9616, Attention: Treasurer, or at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155, Attention: Treasurer, Telex: 4630158, Facsimile: (817) 967-4318, Telephone: (817) 963-1234 or to such other address as Lessee shall from time to time designate in writing to Lessor, (ii) if to Lessor, to Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (AA 1992 AF-2), Telex: 835437, Answerback: WILM TR, Facsimile:
(302) 651-8464, Telephone: (302) 651-1000, or to such other address as Lessor shall from time to time designate in writing to Lessee, (iii) if to the Owner Participant or the Original Loan Participant, to their respective addresses set forth on the signature pages of the Participation Agreement, or to such other address as the Owner Participant or any Loan Participant shall from time to time designate in writing to Lessee and Lessor, and (iv) if to the Indenture Trustee, to 600 Peachtree Street, N.E., Suite 900, Atlanta, Georgia 30308,
Attention: Corporate Trust Department (AA 1992 AF-2), Facsimile: (404) 607-6534, Telephone: (404) 607-4680, or such other address as the Indenture Trustee shall from time to time designate in writing to Lessor and Lessee. Prior to the discharge of the lien of the Trust Indenture, Lessee shall furnish the Indenture Trustee directly with a copy of each report, notice, request, demand, certificate, financial statement or other instrument or document furnished to Lessor hereunder.

                 Section 19. No Setoff, Counterclaim, Etc. This Lease is a net lease and it is intended that Lessee shall pay all costs and expenses of every character whether seen or unforeseen, ordinary or extraordinary, or structural or nonstructural in connection with the use, operation, maintenance, repair and reconstruction of the Airframe and each Engine by Lessee, including the costs and expenses particularly set forth in this Lease. Lessee's obligation to pay all Rent payable hereunder shall, subject to Section 3(f) and the penultimate sentence of Section 3(c), be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, any Participant, the Indenture Trustee or anyone else for any reason whatsoever, (ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in or prohibition of the use or possession thereof by Lessee for any reason whatsoever, (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any other Person or (iv) any other circumstance, happening or event whatsoever, whether or not unforeseen or similar to any of the foregoing. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, Lessee nonetheless agrees, subject to Section 3(f), to pay to Lessor an amount equal to each Basic Rent and Supplemental Rent payment under Section 3 at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. Each payment of Rent made by Lessee shall be final as to Lessor and Lessee, and Lessee will not seek to recover all or any part of any such payment of Rent from Lessor or from the Indenture Trustee for any reason whatsoever; provided that nothing in this sentence shall be construed to modify or limit in any way Lessee's rights under Section 3(f) and the penultimate sentence of Section 3(c) or its rights to rebate under Section 9(b), 9(d), 15(c) or 15(d).

                 Section 20. Renewal Options; Purchase Options. (a) Renewal Options. Lessee shall have the right to extend this Lease with respect to the Aircraft for up to five additional periods of one year each (each such period being hereinafter referred to as a "Renewal Term"), each commencing at the end of the Term or a Renewal Term. Such option to renew shall be exercised upon irrevocable written notice from Lessee to Lessor given not less than 120 days prior to the commencement of the first day of each Renewal Term and if no Event of Default shall have occurred and be continuing on such date, then this Lease shall be extended for the additional period of such Renewal Term on the same conditions provided for herein, and upon such extension, the word "Term" whenever used herein shall be deemed to refer, unless the context otherwise requires, to such Renewal Term; provided that the rental payable during such Renewal Term shall be at a rental rate equal to (i) in the case of the first Renewal Term the lesser of (x) the Renewal Term Rate and (y) the fair market rental value for the Aircraft determined within 90 days after such election by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an Independent Appraisal, and (ii) in the case of any Renewal Term thereafter, the fair market rental value of the Aircraft determined within 90 days after such election by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an Independent Appraisal; and provided, further, that the provisions of Section 9 shall not be applicable during any Renewal Term. The amounts which are payable during any such Renewal Term in respect of Termination Value as used in Section 15 and Stipulated Loss Value with respect to the Aircraft shall be determined on the basis of the fair market sales value of the Aircraft as of the commencement of such Renewal Term, amortized on a straight-line basis over such Renewal Term to the fair market sales value of the Aircraft as of the expiration of such Renewal Term, as such fair market sales value in each case is determined prior to the commencement of such Renewal Term by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, as determined by an Independent Appraisal.

                 (b) Special Purchase Option. On [July 9, 2012], or, if such date is not a Business Day, on the next succeeding Business Day (the "Special Purchase Option Date"), Lessee shall have the right, at its option, to purchase the Aircraft. Such option to purchase the Aircraft shall be exercised irrevocably upon written notice from Lessee to Lessor given not less than 120 days prior to the Special Purchase Option Date. In the event that Lessee shall have so elected to purchase the Aircraft, on the Special Purchase Option Date,
(x) Lessee shall pay the Basic Rent installment due on the Special Purchase Option Date (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance), and at its option shall either (A) pay to Lessor, in funds of the type specified in
Section 3(d), (1) an amount determined by multiplying

Lessor's Cost for the Aircraft by the Special Purchase Price Percentage (the "Special Purchase Price"), plus (2) all Supplemental Rent (including, without limitation, the Break Amount, if any, on the Certificates) due and owing on such Special Purchase Option Date, plus (3) all Basic Rent due prior to and unpaid on such Special Purchase Option Date, or (B) assume all of the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Certificates (including, without limitation, any scheduled payment of principal of or accrued interest on the Certificates due and payable on the Special Purchase Option Date but only to the extent that any Basic Rent installment payable by Lessee pursuant to clause (x) above or previously paid pursuant to this Lease does not cover such scheduled payment of principal or accrued interest on the Certificates and excluding any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Special Purchase Option Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee in its individual capacity) in accordance with Section 2.16 of the Trust Indenture and simultaneously shall pay to Lessor, in funds of the type specified in Section 3(d), an amount equal to the excess, if any, of the Special Purchase Price over an amount equal to the sum of the principal of, and any accrued and unpaid interest on (except that such unpaid interest, for purposes of this Section 20(b), shall be deemed to have accrued at the Assumed Debt Rate), the outstanding Certificates on such Special Purchase Option Date, after taking into account any payments of principal or interest made in respect of the outstanding Certificates on such Special Purchase Option Date, and (y) Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to the Aircraft and, if Lessee shall not have assumed the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Certificates as provided for above, Lessor will request the Indenture Trustee to execute and deliver to Lessee an appropriate instrument releasing the Airframe and Engines with respect to which title is transferred from the Lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge thereunder.

                 (c) Purchase Option. Lessee shall have the right, at its option, at the expiration of the Term or any Renewal Term, to elect to purchase the Aircraft at a price equal to the fair market sales value of the Aircraft, as determined as provided below. Such option to purchase shall be exercised irrevocably upon written notice from Lessee to Lessor given not less than 120 days prior to the last day of the Term or any Renewal Term, as the case may be. If Lessee shall have so elected to purchase the Aircraft, Lessor shall transfer without recourse or warranty (except as to Lessor's Liens) the Aircraft to Lessee, against payment by Lessee of the applicable purchase price and any other amounts due hereunder in immediately available funds. In order to enable Lessee to determine whether it wishes to exercise such election to purchase, the fair market sales value for the Aircraft shall, at Lessee's request made in sufficient time to permit such determination, be determined not less than 150 days prior to the end of the Term or any Renewal Term by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an Independent Appraisal.

                 Section 21. Successor Owner Trustee. Lessee agrees that, in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement and Section 9(d) of the Participation Agreement, such successor Owner Trustee shall succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor of the Aircraft for all purposes without in any way altering the terms of this Lease or Lessee's obligations hereunder. Lessee further agrees that in the case of the appointment of any additional trustee to act as co-trustee or as a separate trustee pursuant to the terms of the Trust Agreement and Section 9(d) of the Participation Agreement, such additional trustee shall acquire such rights, power and title of Lessor hereunder as are specified in the instruments appointing such additional trustee, without in any way altering the terms of this Lease or Lessee's obligations hereunder. One such appointment and designation of a successor or additional Owner Trustee shall not exhaust the right to appoint and designate further successor or additional Owner Trustees pursuant to the Trust Agreement and Section 9(d) of the Participation Agreement, but such right may be exercised repeatedly as long as this Lease shall be in effect.

                 Section 22. Security for Lessor's Obligation to Loan Participants. In order to secure the indebtedness evidenced by the Certificates, Lessor has agreed in the Trust Indenture, among other things, to assign to the Indenture Trustee this Lease and the Lease Supplements and to mortgage in favor of the Indenture Trustee all of Lessor's right, title and interest in and to the Aircraft, subject to the reservations and conditions therein set forth. Lessee hereby consents to such assignment and to the creation of such mortgage and security interest and acknowledges receipt of copies of the Trust Indenture and the Trust Agreement and Indenture Supplement, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent under any other circumstances.
Until the lien of the Trust Indenture has been released, (a) Lessee shall make all payments of Rent and all other amounts payable hereunder (in each case, other than Excepted Property) to the Indenture Trustee as provided in Section 3(d) and the right of the Indenture Trustee to receive such payment shall, subject to Section 3(f), not, without limiting the provisions of Section 19 hereof, be subject to any defense, counterclaim, setoff or other right or claim of any kind which Lessee may be able to assert against Lessor (in its individual or trust capacity), the Indenture Trustee (in its individual or trust capacity), any Participant or any other Person in any action brought by any thereof on this Lease, (b) all rights of Lessor with respect to this Lease, the Aircraft, the Airframe or any Engine or any Part thereof, to the extent set forth in and subject in each case to the exceptions set forth in the Trust Indenture, shall be exercisable by the Indenture Trustee and (c) all documents, notices, certificates and opinions of counsel sent by Lessee to the Owner Trustee will also be sent to the Indenture Trustee. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart hereof other than the original counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.

                 Section 23. Lessor's Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may, on behalf of Lessee and upon prior notice to Lessee, itself make such payment or undertake such performance or compliance. The amount of any such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment, performance or compliance together with interest thereon, at the Overdue Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

                 Section 24. Maintenance of Certain Engines. Notwithstanding anything to the contrary contained herein, an aircraft engine which is not an Engine, but which is installed on the Airframe, shall be maintained in accordance with Section 7(a).

                 Section 25. Investment of Security Funds; Miscellaneous. Any moneys required to be paid to or retained by Lessor which are not required to be paid to Lessee pursuant to Section 10(f) or 11(b) solely because an Event of Default hereunder (or event that with lapse of time would constitute an Event of Default under Section 14(a), 14(g), 14(h) or 14(i)) shall have occurred, or which are required to be paid to Lessee pursuant to Section 10(c) or 11(b) after completion of a replacement to be made pursuant to Section 10(a) shall, until paid to Lessee as provided in Section 10 or 11 or applied as provided herein or in the Trust Agreement and Trust Indenture, be invested in Permitted Investments by Lessor (unless the Trust Indenture shall not have been discharged, in which case, by the Indenture Trustee as provided in Section 3.07 of the Trust Indenture) from time to time as directed in writing by Lessee. There shall, so long as no Event of Default shall have occurred or be continuing, be promptly remitted to Lessee as a rebate of Rent any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) and Lessee will promptly pay to Lessor or the Indenture Trustee, as the case may be, on demand, as Supplemental Rent the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment), such amount to be disposed of in accordance with the terms of the Trust Agreement and the Trust Indenture.

                 Section 26. Concerning the Lessor. Wilmington Trust Company is entering into this Lease Agreement solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly stated herein) and in no case shall Wilmington Trust Company (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor hereunder; provided, however, that Wilmington Trust Company (or any such successor Owner Trustee) shall be personally liable hereunder for its own gross negligence or willful misconduct or for its breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

                 Section 27. Sublessee's Performance and Rights. Any obligation imposed on Lessee in this Lease shall require only that Lessee perform or cause to be performed such obligation, even if stated herein as a direct obligation, and the performance of any such obligation by any permitted assignee, sublessee or transferee under an assignment, sublease or transfer agreement then in effect shall constitute performance by Lessee and to the extent of such performance discharge such obligation by Lessee. Except as otherwise expressly provided herein, any right granted to Lessee in this Lease shall grant Lessee the right to exercise such right or permit such right to be exercised by any such assignee, sublessee or transferee; provided that no such assignee, sublessee or transferee shall be permitted to exercise the self-insurance rights of Lessee set forth in Section 11. The inclusion of specific references to obligations or rights of any such assignee, sublessee or transferee in certain provisions of this Lease shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, sublessee or transferee has not been made in this Lease.

                 Section 28. Miscellaneous. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered, subject to Section 22, shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision prohibited or unenforceable in any respect. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought and no provision referring to the Owner Participant or requiring the consent or participation of or notice to the Owner Participant may be waived, modified, supplemented, terminated or amended without the express written consent of the Owner Participant. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only.
To the extent consistent with the provisions of Title 11 U.S.C. Section 1110, or any analogous section of the Federal bankruptcy laws, as amended from time to time, it is hereby expressly agreed that, notwithstanding any other provisions of the Federal bankruptcy laws, as amended from time to time, the title of Lessor to the Aircraft and any right of Lessor to take possession of the Aircraft in compliance with the provisions of this Lease shall not be affected by the provisions of the Federal bankruptcy laws, as amended from time to time. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease.

                 THIS LEASE AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                 IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                                     LESSOR:

                                     WILMINGTON TRUST COMPANY,
                                       not in its individual capacity,
                                       except as expressly stated herein,
                                       but solely as Owner Trustee


                                     By Carolyn C. Daniels
                                        Senior Financial Services
                                          Officer


                                     LESSEE:

                                     AMERICAN AIRLINES, INC.


                                     By Jeffery M. Jackson
                                        Vice President and Treasurer

                                                                  EXHIBIT A TO
                                                                 LEASE AGREEMENT

                 LEASE SUPPLEMENT NO. __ (AA 1992 AF-2), dated ________________, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, but solely as Owner Trustee under that certain Trust Agreement (AA 1992 AF-2), dated as of July 1, 1992, between AT&T Credit Corporation, a Delaware corporation, and such Owner Trustee (such Owner Trustee, in its capacity as such Owner Trustee, being herein called "Lessor"), and AMERICAN AIRLINES, INC., a Delaware corporation ("Lessee").

                              W I T N E S S E T H:

                 WHEREAS, Lessor and Lessee have heretofore entered into that certain Lease Agreement (AA 1992 AF-2), dated as of July 1, 1992 (herein called the "Lease Agreement" and the defined terms therein being hereinafter used with the same meanings), providing for the execution and delivery from time to time of Lease Supplements each substantially in the form hereof for the purpose of leasing specific Aircraft under the Lease Agreement as and when delivered by Lessor to Lessee in accordance with the terms thereof.

                 *WHEREAS, the Lease Agreement relates to the aircraft and engines described below, and counterparts of the Lease Agreement are attached hereto and made a part hereof and this Lease Supplement, together with such attachments, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

                 **WHEREAS, the Lease Agreement relates to the aircraft and engines described below, and a counterpart of the Lease Agreement, attached to and made a part of Lease Supplement No. 1 (AA 1992 AF-2), dated July 9, 1992, to the Lease Agreement, has been recorded by the Federal Aviation Administration on ______, 1992 as one document and assigned Conveyance No.
____.

                 NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:





__________________________________

*        This language for Lease Supplement No. 1.

**       This language for other Lease Supplements.




                                   Exhibit A

                 1. Lessor hereby delivers and leases to Lessee under the Lease Agreement, and Lessee hereby accepts and leases from Lessor under the Lease Agreement, the following described Boeing 767-323ER Aircraft which Aircraft as of the date hereof consists of the following components:

              (i) Boeing 767-323ER airframe: U.S. Identification Number N7375A; Manufacturer's Serial No. 25202; and

             (ii) two (2) General Electric CF6-80C2B6 engines relating to such airframe and bearing, respectively, Manufacturer's Serial Nos. 695539 and 695533 (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

                 Lessee confirms that Lessee has accepted delivery of the Aircraft for all purposes hereof and of the Lease Agreement, as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use, or suitability for a particular purpose; provided, however, that nothing contained herein or in the Lease Agreement shall in any way diminish or otherwise affect any right Lessor or Lessee may have with respect to the Aircraft against the Manufacturer or any other supplier or subcontractor of the Manufacturer, under the Purchase Agreement or otherwise.

                 2. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

                 3. The Term for the Aircraft shall commence on the Delivery Date and shall end on July 9, 2017.

                 4. All of the terms and provisions of the Lease Agreement are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

                 5. This Lease Supplement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Lease Supplement including a signature page executed by each of the parties hereto shall be an original counterpart of the Lease Supplement,

                                   Exhibit A
but all of such counterparts together shall constitute one instrument.

                  IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed on the date first above written.

                                                   LESSOR:

                                                   WILMINGTON TRUST COMPANY,
                                                     not in its individual
                                                     capacity but solely as
                                                     Owner Trustee



                                                   By _________________________
                                                     Name:
                                                     Title:


                                                   LESSEE:

                                                   AMERICAN AIRLINES, INC.


                                                   By _________________________
                                                     Name:
                                                     Title:

                                   Exhibit A

                 CERTAIN OF THE RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE SUPPLEMENT OF WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE UNDER THE TRUST AGREEMENT (AA 1992 AF-2), DATED AS OF JULY 1, 1992, BETWEEN WILMINGTON TRUST COMPANY AND THE OWNER PARTICIPANT NAMED THEREIN, HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, UNDER THE TRUST INDENTURE AND SECURITY AGREEMENT (AA 1992 AF-2), DATED AS OF JULY 1, 1992, FOR THE BENEFIT OF THE HOLDERS OF THE CERTIFICATES REFERRED TO IN SUCH TRUST INDENTURE AND SECURITY AGREEMENT. THIS LEASE SUPPLEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. ONLY THAT COUNTERPART TO BE DEEMED THE ORIGINAL COUNTERPART FOR CHATTEL PAPER PURPOSES CONTAINS THIS RECEIPT THEREFOR EXECUTED BY NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, ON THE SIGNATURE PAGES THEREOF AND NO SECURITY INTEREST IN THE LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OF ANY COUNTERPART OTHER THAN THIS EXECUTED ORIGINAL COUNTERPART. SEE SECTION 22 OF THE LEASE AGREEMENT FOR INFORMATION CONCERNING THE RIGHTS OF THE HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.

                 Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this ____ day of July, 1992.

                                         NATIONSBANK OF GEORGIA,
                                           NATIONAL ASSOCIATION,
                                           as Indenture Trustee


                                         By _________________________
                                            Name:
                                            Title:

                                   Exhibit A

                                                                  EXHIBIT B TO
                                                                 LEASE AGREEMENT




                          LIST OF PERMITTED COUNTRIES


NORTH AMERICA

         Canada
         Mexico


ASIA/OCEANIA

         Japan
         India
         Australia
         New Zealand


EUROPE

         Austria
         Federal Republic of Germany
         Finland
         United Kingdom
         Spain (including Canary Islands)





                                   Exhibit B
                                      AF-2